                                                                     Exhibit 4.5








                       THE GOODYEAR TIRE & RUBBER COMPANY
                              EMPLOYEE SAVINGS PLAN
                                       FOR
                               SALARIED EMPLOYEES
                         (December 31, 2001 Restatement)





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                                TABLE OF CONTENTS

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ARTICLE                                                                                                       PAGE
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I        THE PLAN................................................................................................. 1


II       DEFINITIONS.............................................................................................. 2

         2.1      Meaning of Definitions.......................................................................... 2

         2.2      Pronouns........................................................................................ 9


III      EMPLOYEE PARTICIPATION...................................................................................10

         3.1      Eligibility and Election to Participate.........................................................10

         3.2      Notification of New Participants................................................................10

         3.3      Effect and Duration.............................................................................10

         3.4      Changes in Employment Status; Transfers of Employment...........................................10

         3.5      Reemployment of a Participant...................................................................11

         3.6      Qualified Military Service......................................................................11


IV       TAX-DEFERRED CONTRIBUTIONS MADE ON BEHALF OF PARTICIPANTS................................................12

         4.1      Tax-Deferred Contributions......................................................................12

         4.2      Amount of Tax-Deferred Contributions............................................................12

         4.3      Limitation on Tax-Deferred Contributions of Highly Compensated Employees........................13

         4.4      Administration..................................................................................14

         4.5      Limitation on Employer Contributions............................................................15

         4.6      Changes in Compensation Reduction Authorization.................................................15

         4.7      Suspension of Contributions.....................................................................15

         4.8      Catch-Up Contributions..........................................................................15


V        AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS.......................................................16

         5.1      After-Tax Contributions.........................................................................16

         5.2      Amount of After-Tax Contributions...............................................................16

         5.3      Administration..................................................................................16

         5.4      Changes in Payroll Deduction Authorization......................................................16


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         5.5      Rollover Contributions.........................................................................17


VI       MATCHING EMPLOYER CONTRIBUTIONS.........................................................................18

         6.1      Payment of Contributions.......................................................................18

         6.2      Limitation on Amount...........................................................................18

         6.3      Allocation of Matching Employer Contributions..................................................19

         6.4      Prevented Contributions........................................................................19

         6.5      Determination of Annual Employer Contribution Rate.............................................20

         6.6      Determination of Amount of Employer Contribution...............................................20

         6.7      Effect of Plan Termination.....................................................................20

         6.8      Limitation on Matching Employer Contributions and After-Tax Contributions of
                  Highly Compensated Employees...................................................................20


VII      DEPOSIT AND INVESTMENT OF CONTRIBUTIONS.................................................................23

         7.1      Deposit of Contributions.......................................................................23

         7.2      Investment Elections of Participants...........................................................23

         7.3      Election to Transfer Interest Between Funds....................................................23

         7.4      Election to Transfer Matching Employer Contribution Interest from Goodyear
                  Stock Fund.....................................................................................24


VIII     ESTABLISHMENT OF FUNDS AND PARTICIPANTS' ACCOUNTS.......................................................25

         8.1      Establishment of General Fund..................................................................25

         8.2      Investment Funds...............................................................................25

         8.3      Goodyear Stock Fund and Suspense Fund..........................................................26

         8.4      Appointment of Investment Managers.............................................................28

         8.5      Income on Trust Funds..........................................................................28

         8.6      Separate Accounts..............................................................................28

         8.7      Sub-Accounts...................................................................................28

         8.8      Account Balances...............................................................................28

         8.9      Funds from Predecessor Plans...................................................................28


IX       LIMITATIONS ON ALLOCATIONS TO ACCOUNTS..................................................................30

         9.1      Limitation on Crediting of Contributions.......................................................30

         9.2      Scope of Limitation............................................................................34


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X        VALUATIONS, DIVIDEND REINVESTMENTS, AND VOTING..........................................................35

         10.1     Valuation of Participant's Interest............................................................35

         10.2     Reinvestment or Distribution of Dividends......................................................36

         10.3     Voting Company Stock...........................................................................36

         10.4     Finality of Determinations.....................................................................36

         10.5     Notification...................................................................................37

         10.6     Procedures Regarding Offers to Acquire Company Stock...........................................37


XI       WITHDRAWALS WHILE EMPLOYED..............................................................................40

         11.1     Withdrawal of After-Tax Contributions..........................................................40

         11.2     Withdrawal of Matching Employer Contributions..................................................40

         11.3     Withdrawal of Tax-Deferred Contributions and Catch-Up Contributions............................40

         11.4     Conditions and Limitations on Hardship Withdrawals.............................................41

         11.5     Special Age 70-1/2 Distribution................................................................42

         11.6     Adjustment of Accounts.........................................................................42


XII      TERMINATION OF PARTICIPATION AND DISTRIBUTION...........................................................43

         12.1     Termination of Participation...................................................................43

         12.2     Vesting of Separate Accounts...................................................................44

         12.3     Distribution...................................................................................44

         12.4     Required Commencement of Distribution..........................................................45

         12.5     Form of Distribution...........................................................................46

         12.6     Election of Former Vesting Schedule............................................................46

         12.7     Buy Back of Forfeited Amounts..................................................................47

         12.8     Disposition of Forfeited Balances..............................................................47

         12.9     Effect of Company's Determination..............................................................48

         12.10    Reemployment of a Former Participant...........................................................48

         12.11    Restrictions on Alienation.....................................................................48

         12.12    Facility of Payment............................................................................49

         12.13    Distributions to Other Qualified Plans.........................................................49

         12.14    ESOP Required Distribution.....................................................................49

         12.15    Right of First Refusal.........................................................................50

         12.16    Rights to Put Company Stock....................................................................50


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ARTICLE                                                                                                       PAGE
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         12.17    Other Options..................................................................................52

         12.18    Nonterminable Protection and Rights............................................................52


XIII     BENEFICIARIES...........................................................................................53

         13.1     Designation of Beneficiary.....................................................................53

         13.2     Beneficiary in the Absence of Designation......................................................53


XIV      ADMINISTRATION..........................................................................................54

         14.1     Authority of Company...........................................................................54

         14.2     Action of Company..............................................................................54

         14.3     Claims Review Procedure........................................................................55

         14.4     Indemnification................................................................................55

         14.5     Qualified Domestic Relations Orders............................................................56

         14.6     Acquisition Loans..............................................................................56


XV       TRUSTEE AND TRUST AGREEMENT.............................................................................58


XVI      AMENDMENT AND TERMINATION...............................................................................59

         16.1     Amendment......................................................................................59

         16.2     Limitation on Amendment........................................................................59

         16.3     Termination....................................................................................59

         16.4     Withdrawal of an Employer......................................................................60

         16.5     Corporate Reorganization.......................................................................61


XVII     ADOPTION BY SUBSIDIARIES; EXTENSION TO NEW BUSINESS OPERATIONS..........................................62

         17.1     Adoption by Subsidiaries.......................................................................62

         17.2     Extension to New Business Operations...........................................................62


XVIII    MISCELLANEOUS PROVISIONS................................................................................63

         18.1     No Commitment as to Employment.................................................................63

         18.2     Benefits.......................................................................................63

         18.3     No Guarantees..................................................................................63

         18.4     Expenses.......................................................................................63

         18.5     Precedent......................................................................................63


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         18.6     Duty to Furnish Information....................................................................63

         18.7     Withholding....................................................................................63

         18.8     Merger, Consolidation, or Transfer of Plan Assets..............................................64

         18.9     Back Pay Awards................................................................................64

         18.10    Condition on Employer Contributions............................................................64

         18.11    Return of Contributions to Participants........................................................65

         18.12    Return of Contributions to an Employer.........................................................65

         18.13    Validity of Plan...............................................................................65

         18.14    Parties Bound..................................................................................65

         18.15    Independent Appraisals.........................................................................65


XIX      TOP-HEAVY PROVISIONS....................................................................................67

         19.1     Applicability..................................................................................67

         19.2     Top-Heavy Definitions..........................................................................67

         19.3     Accelerated Vesting............................................................................69

         19.4     Top-Heavy Employer Contribution................................................................69

         19.5     Adjustments to Section 415 Limitations.........................................................70

         19.6     Compensation Taken Into Account................................................................70


XX       LOANS...................................................................................................71

         20.1     Application for Loan...........................................................................71

         20.2     Reduction of Account Upon Distribution.........................................................71

         20.3     Requirements to Prevent a Taxable Distribution.................................................72

         20.4     Administration of Loan Investment Funds........................................................72

         20.5     Default........................................................................................73

         20.6     Changes in Employment Status and Transfers of Employment Before Loan Is Repaid
                  in Full........................................................................................73


XXI      ELIGIBLE ROLLOVER DISTRIBUTIONS.........................................................................74

         21.1     Direct Rollover................................................................................74

         21.2     Definitions....................................................................................74


XXII     MINIMUM EMPLOYER CONTRIBUTION...........................................................................76

         22.1     Contribution of the Minimum Employer Contribution..............................................76


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         22.2     Allocation of Minimum Employer Contribution....................................................76


XXIII    MERGER OF CELERON CORPORATION EMPLOYEE SAVINGS PLAN.....................................................78

         23.1     Merger of Plans................................................................................78

         23.2     Establishment of Separate Accounts and Sub-Accounts............................................78


XXIV     MERGER OF BRAD RAGAN, INC. EMPLOYEE SAVINGS PLAN........................................................79

         24.1     Merger of Plans................................................................................79

         24.2     Establishment of Separate Accounts and Sub-Accounts............................................79


XXV      MERGER OF THE GOODYEAR TIRE & RUBBER COMPANY EMPLOYEE SAVINGS PLAN FOR HOURLY EMPLOYEES.................80

         25.1     Merger of Plans................................................................................80

         25.2     Establishment of Separate Accounts and Sub-Accounts............................................80


XXVI     MERGER OF THE GOODYEAR TIRE & RUBBER COMPANY EMPLOYEE SAVINGS PLAN FOR SALARIED
         EXPATRIATE EMPLOYEES....................................................................................81

         26.1     Merger of Plans................................................................................81

         26.2     Establishment of Separate Accounts and Sub-Accounts............................................81

                       THE GOODYEAR TIRE & RUBBER COMPANY
                              EMPLOYEE SAVINGS PLAN
                                       FOR
                               SALARIED EMPLOYEES
                         (December 31, 2001 Restatement)




                                   ARTICLE I

                                    THE PLAN

         This Plan shall be known as The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees and constitutes a modification, restatement, and continuation of The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees, as heretofore in effect, that was originally effective with respect to eligible salaried employees as of July 1, 1984. That portion of the Plan that consists of Matching Employer Contributions and amounts attributable thereto constitutes a stock bonus plan that is intended to qualify under Section 401(a) of the Internal Revenue Code that is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code and Section 407(d)(6) of the Act, and the remainder of the Plan constitutes a profit-sharing plan that is intended to qualify under Section 401(a) of the Internal Revenue Code that includes a qualified cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. This restatement shall be effective as of December 31, 2001.

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                                   ARTICLE II

                                   DEFINITIONS

2.1      MEANING OF DEFINITIONS.

         As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

         (a) The "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of the Act shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         (b) An "Acquisition Loan" shall mean each loan, assumption of an obligation, or obligation entered into by the Trustee for the purpose of acquiring Company Stock from (a) a "disqualified person" within the meaning of Section 4975(e) of the Code or a "party in interest" within the meaning of Section 3(14) of the Act, or (b) any other person if the obligation payable to such other person is guaranteed by a disqualified person or party in interest, subject to the provisions of Section 14.6.

         (c) An "After-Tax Contribution" shall mean the amount which a Participant has elected to have deducted from his Compensation in accordance with the provisions of Section 5.1.

         (d) The "Beneficiary" of a Participant, or of a Former Participant, shall mean the person or persons who, under the provisions of Article XIII, shall be entitled to receive distribution hereunder in the event such Participant or Former Participant dies before his interest shall have been distributed to him in full.

         (e) A "Catch-Up Contribution" shall mean the pre-tax contribution amount an eligible Participant has elected to have deducted from his Compensation in accordance with the provisions of
                  Section 4.8.

         (f) The "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         (g) The "Company" shall mean The Goodyear Tire & Rubber Company, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated; and a "subsidiary of the Company" shall mean a subsidiary of the Company or of any of its subsidiaries and shall include any related corporation.

         (h)      The "Company Stock" shall mean common stock of the Company.

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         (i)      The "Compensation" of a Participant for any period shall mean the entire amount of compensation paid, or which would have been paid except for the provisions of the Plan, any salary reduction election made by the Participant under Section 125 of the Code, and after December 31, 2000, any salary reduction election made by the Participant for qualified transportation fringe benefits under Section 132(f)(4) of the Code, to such Participant during such period by reason of his employment as an Employee, including payments made under bonus and profit-sharing plans, commissions, overtime pay, and vacation pay, as recorded in the records of an Employer or any subsidiary of the Company, but excluding any imputed income, any supplemental unemployment benefit payments, any payments under plans imposed by governments other than the United States, any payments made for transportation, any special allowances, or any adjustments to cover conditions or circumstances peculiar to service in foreign countries. The Compensation of a Participant shall not include any payment made (i) in the Common Stock of the Company or in any other security issued by the Company under the Company's Key Personnel Incentive Profit Sharing Plan, or in cash to cover amounts withheld with respect to any such payment in Common Stock or other security issued by the Company; (ii) under the Company's 1982 Employees' Stock Option Plan, or any similar plan, with respect to stock options or stock appreciation rights granted thereunder, whether in the Common Stock of the Company, any other security issued by the Company, or cash; or
                  (iii) in the Common Stock of the Company, in any other security issued by the Company, or in cash under the 1989 Goodyear Performance and Equity Incentive Plan, or any similar plan or successor plan, whether such payment is in respect of the grant or exercise of a stock option or a stock appreciation right, the grant or issuance of restricted stock, or any other grant or award thereunder.

                  In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $150,000, adjusted for changes in the cost of living as provided in Section 401(a)(17)(B) and
                  Section 415(d) of the Code, for the purpose of calculating a Plan Participant's accrued benefit (including the right to any optional benefit provided under the Plan) for any Plan year commencing after December 31, 1993. However, the accrued benefit determined in accordance with this provision shall not be less than the accrued benefit determined on December 31, 1993, without regard to this provision.

         (j) The "Continuous Service" of a Participant shall mean the period of time (computed to the nearest 1/12th of a year) between his Employment Commencement Date and his most recent Severance Date, provided, however, that in the case of a person who is absent from the service of the Employer on account of maternity or paternity reasons, as defined in paragraph (dd) of this Section 2.1, the person's Continuous Service shall not include the period of absence between the first and second anniversaries of the first date of such absence.

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         (k)      An "Employee" shall mean a "domestic employee," as hereinafter defined, upon the merger of The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Expatriate Employees into the Plan a "foreign employee," and upon the merger of The Goodyear Tire & Rubber Company Employee Savings Plan for
                  Hourly Employees into the Plan an "hourly employee," other than any such employee (i) who is a "Leased Employee," as hereinafter defined, (ii) who is covered by a collective bargaining agreement unless such agreement or the Plan specifically provides for coverage by the Plan, (iii) who has the job description of "service worker," (iv) who is located and serving at a location operating under the Wingfoot, Allied, Kelly-Springfield Puerto Rico, or Dunlop name, (v) who is a leased employee provided through a non-affiliated service provider, whether or not the employee is a common-law employee of the Company or a subsidiary of the Company, or (vi) who has signed an agreement which comports to classify the employee as an independent contractor, consultant, or third-party, whether or not the employee is a common-law employee of the Company or a subsidiary of the Company.

                  (vii) A "domestic employee" shall mean any officer or salaried employee of an Employer who is located and serving within the continental United States, Alaska, or Hawaii.

                  (viii) A "foreign employee" shall mean any officer or salaried employee of an Employer who was a participant in the Plan as a domestic employee and who is located and serving without the continental United States, Alaska, and Hawaii, or any salaried employee of a foreign subsidiary of an Employer if
                           (A) such employee is a citizen or resident of the United States, was a participant in the Plan as a domestic employee, and was transferred to such foreign subsidiary from the employ of an Employer, and (B) pursuant to Section 3121(l) of the Code an agreement is in effect extending the insurance system established by the federal Social Security Act to service outside the United States by employees of such foreign subsidiary who are citizens of the United States.

                  (ix) For the purposes hereof, a "salaried employee" shall include only an employee who has been designated as such in accordance with the policy of his Employer, which policy shall be applied on a uniform and non-discriminatory basis.

                  (x) For the purposes hereof, an "hourly employee" shall include only an employee who has been designated as such in accordance with the policy of his Employer, which policy shall be applied on a uniform and non-discriminatory basis.

                  (xi) A "Leased Employee" shall mean any person who performs services for an Employer (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction or control by the recipient. Any Leased Employee, other than an "excludable leased employee," shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and
                           (16), and 408(k), 410, 411, 415, and 416 of the Code;
                           provided, however, that no Leased Employee shall accrue a benefit hereunder based on service as a Leased Employee except as otherwise specifically provided in the Plan.

                  (xii) An "excludable leased employee" means any Leased Employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (A) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least 10 percent of compensation, (B) full and immediate vesting, and (C) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated workforce.

         (l) An "Employer" shall mean (i) the Company, and (ii) any domestic subsidiary of the Company that adopts the Plan as hereinafter provided, so long as it continues as a subsidiary of the Company.

         (m) The "Employer Contribution Rate" shall mean the percentage rate to be used by the Employers for a specific Plan year in determining the amount of Matching Employer Contribution for such Plan year.

         (n) The "Employment Commencement Date" of a Participant shall mean the date on which he first performed an Hour of Service with the Company or any subsidiary of the Company, subject to the following provisions:

                  (i) If more than 12 months after an employee's Severance Date occurs, such employee again performs an Hour of Service, his Employment Commencement Date shall be advanced by the period of time between such Severance Date and the date he again performed an Hour of Service unless (ii) applies.

                  (ii) If an employee, who either had been a Participant for less than three continuous years or had less than five years of Continuous Service as of a Severance Date, again performs an Hour of Service more than 12 months after such Severance Date, his Employment Commencement Date shall be changed to the date he again performed an Hour of Service, but only if the period of time between such Severance Date and the date such employee again performed an Hour of Service equals or exceeds the greater of five years or the period of time between his Employment Commencement Date and such Severance Date.

                  (iii) If an employee's Severance Date occurs by reason of entering active military service with the armed forces of the United States and if he has reemployment rights with his Employer, his Employment Commencement Date shall not be advanced so long as he returns to employment with the Company or any subsidiary of the Company within the time prescribed by federal law.

                  The "Employment Commencement Date" of a Participant who was an employee of Goodyear Dunlop North America, Ltd. on or after September 1, 1999, who became an Employee after August 1, 2000, shall mean the date on which he first performed an Hour of Service for Dunlop Tire Corp. or Goodyear Dunlop North America, Ltd., subject to the foregoing provisions.

         (o)      An "Enrollment Date" shall mean the first day of each month.

         (p) A "Former Participant" shall mean a Participant who has incurred a Settlement Date but who still has an interest under the Plan.

         (q) The "General Fund" shall mean the common trust fund established in accordance with the provisions of Section 8.1 as required to hold and administer any assets of the Trust Fund that are not allocated among any separate Investment Funds as may be provided in the Plan or Trust Agreement. No General Fund shall be established if all assets of the Trust Fund are allocated among separate Investment Funds.

         (r) The "Goodyear Stock Fund" shall mean the Investment Fund established in accordance with the provisions of Section 8.3.

         (s) A "Highly Compensated Employee" shall mean any Employee or a former Employee who is a "highly compensated active employee" or a "highly compensated former employee" as defined hereunder. A "highly compensated active employee" includes any Employee who performs services for an Employer or any related corporation during the Plan year who (i) was a 5% owner, as defined in Section 416(i)(1)(A)(iii) of the Code, at any time during the Plan year or the "look back year," or (ii) received "compensation" from the Employers and related corporations during the "look back year" in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code). A "highly compensated former employee" includes any Employee who (iii) separated from service from an Employer and all related corporations (or is deemed to have separated from service from an Employer and all related corporations) prior to the Plan year, (iv) performed no services for an Employer or any related corporation during the Plan year, and (v) was a "highly compensated active employee" for either the separation year or any Plan year ending on or after the date the Employee attained age 55, as determined under the rules in effect under Section 414(q) of the Code for such year. For purposes of this definition, the following terms have the following meanings:

                  (vi) An employee's "compensation" means compensation as defined in Section 415(c)(3) of the Code and regulations issued thereunder.

                  (vii) The "look back year" means the calendar year beginning within the 12-month period immediately preceding the Plan year for which the testing is being performed.

         (t) An "Hour of Service" with respect to a Participant shall mean each hour for which he is paid, or entitled to payment, for the performance of duties for the Company or any subsidiary of the Company. The rules set forth in Department of Labor Regulations Section 2530.200b-2 and Section 2530.200b-3, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting hours to computation periods, are hereby incorporated into the Plan by reference. In the case of an employee of Goodyear Dunlop North America, Ltd. on or after September 1, 1999, who became an Employee after August 1, 2000, an "Hour of Service" with respect to a Participant shall include each hour for which he was paid, or entitled to payment, for the performance of duties for Dunlop Tire Corp. or Goodyear Dunlop North America, Ltd.

         (u) An "Investment Fund" shall mean any separate investment trust fund established from time to time by the Trustee as may be provided in the Plan or the Trust Agreement to which assets of the Trust Fund may be allocated and separately invested.

         (v) A "Matching Employer Contribution" shall mean the amount which the Employers shall be obligated to contribute to the Plan in accordance with the provisions of Section 6.1.

         (w) A "Participant" shall mean an Employee who elects to participate in the Plan in accordance with the provisions of
                  Article III, and whose participation has not been terminated. A Participant shall also mean, except for purposes of Section 3.1, Section 4.1, and Section 5.1, an Employee who elects to make a rollover contribution to the Plan in accordance with the provisions of Section 5.5, and the alternate payee with respect to a Participant pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

         (x) The "Plan" shall mean this Employee Savings Plan for Salaried Employees, as from time to time in effect.

         (y) The "Plan Administrator," which is the administrator for purposes of the Act and the plan administrator for purposes of the Code, shall mean the Company.

         (z)      A "Plan year" shall mean:

                  (i) For Plan years beginning prior to January 1, 1998, the calendar year;

                  (ii) For the Plan year beginning on January 1, 1998, the period commencing on January 1, 1998, and ending on December 30, 1998; and

                  (iii) For the Plan years beginning after December 30, 1998, the 12-month period commencing on December 31 and ending on December 30.

         (aa) A "related corporation" shall mean any corporation, other than an Employer, which is a member of a controlled group of corporations of which an Employer is a member as determined under Section 1563(a) of the Code, without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the Code. Furthermore, the term shall include any trade or business (whether or not incorporated), other than an Employer, which is a member of a group under common control of which an Employer is also a member, as determined under Section 414(c) of the Code. The term shall also include each organization, other than an Employer, that is a member of an affiliated service group of which an Employer is also a member as determined under Section 414(m) of the Code, and any entity, other than an Employer, which is required to be aggregated with an Employer under
                  Section 414(o) of the Code.

         (bb) A "separate account" shall mean the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust Fund and any sub-accounts established thereunder, as provided in Article VIII.

         (cc) The "Settlement Date" of a Participant shall mean the date on which a Participant ceases to be a Participant in accordance with Section 12.1.

         (dd) The "Severance Date" of a Participant shall mean the earliest of (i) the date on which he retires, dies, quits, or is discharged; or (ii) the date on which he ceases to accrue continuous service credit in accordance with the uniform policy adopted by his Employer with respect to leaves of absence or layoffs, but in no event earlier than the first anniversary of the first day of a period in which he remains absent (with or without pay) from the service of the Company and all subsidiaries of the Company. Notwithstanding the foregoing, the Severance Date of a Participant who is absent from the service of his Employer for maternity or paternity reasons beginning on or after January 1, 1985, shall be the second anniversary of the first date of such absence. For purposes of this paragraph (dd), an absence from employment for maternity or paternity reasons means an absence due to (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or
                  (4) the provision of parental care for such child for a period beginning immediately following such birth or placement. An absence from work will be treated as an absence for maternity or paternity reasons only if and to the extent that the Employee furnishes to the Company such timely information as it may reasonably require to establish that the absence is for one or more of the four maternity or paternity reasons specified herein and to establish the number of days of absence attributable to such reason or reasons. Notwithstanding the foregoing, the transfer of an Employee to Dunlop Tires

                  North America, Ltd after September 1, 1999, shall not cause a Severance Date to occur; the Employee will not incur a Severance Date until a Severance Date occurs for such Employee with respect to Dunlop Tires North America, Ltd or an Employer and all related corporations; and such Employee's Continuous Service shall include service at Dunlop Tires North America, Ltd after September 1, 1999.

         (ee) The "Suspense Fund" shall mean the trust fund established and maintained in accordance with the provisions of Section 8.3.

         (ff) The "Tax-Deferred Contribution" with respect to a Participant shall mean the percentage by which a Participant has elected to have his Compensation reduced in accordance with Section
                  4.1 and which shall be contributed to the Plan on his behalf by his Employer in accordance with the provisions of Section 4.4.

         (gg) The "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee, as provided in Article XV hereof, together with all amendments thereto.

         (hh) The "Trustee" shall mean the trustee which at the time shall be designated, qualified, and acting under the Trust Agreement.

         (ii) The "Trust Fund" shall mean the trust maintained by the Trustee under the Trust Agreement, which trust is called the "Trust Fund for The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees."

         (jj) A "valuation date" shall mean each business day of the Plan year.

2.2      PRONOUNS.

         The masculine pronoun wherever used herein shall include the feminine in any case so requiring.

ARTICLE III

                             EMPLOYEE PARTICIPATION

3.1      ELIGIBILITY AND ELECTION TO PARTICIPATE.

         Each Employee who is a Participant under the Plan on January 1, 1997, shall continue as a Participant on and after that date. Each other Employee shall become a Participant as of the Enrollment Date next following the date on which he completes three months of Continuous Service, or any subsequent Enrollment Date, if he has timely filed with the Company an election in the manner and form as prescribed by the Company. An Employee's election shall contain (a) his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf in accordance with the provisions of Sections 4.1 and 4.2, (b) an authorization for his Employer to make any payroll deductions with respect to his After-Tax Contributions to the Plan in accordance with the provisions of Sections 5.1 and 5.2, (c) his authorization for his employer to reduce his Compensation and make Catch-Up Contributions on his behalf in accordance with the provisions of Section 4.8, and (d) his election as to the investment of his Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions in accordance with the provisions of Section 7.2. An Employee's election to become a Participant under this Section 3.1 shall be timely only if received by the Company in the manner and form as prescribed by the Company by the 15th day of the month prior to the Enrollment Date as of which his participation is to become effective.

3.2      NOTIFICATION OF NEW PARTICIPANTS.

         As soon as practicable after each Enrollment Date, each Employer shall notify the Company of Employees becoming Participants on such date.

3.3      EFFECT AND DURATION.

         Upon becoming a Participant, an Employee shall be entitled to the benefits and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. Each Employee who becomes a Participant shall remain a Participant until his participation is terminated as provided in Article XII.

3.4      CHANGES IN EMPLOYMENT STATUS; TRANSFERS OF EMPLOYMENT.

         If an Employee who is a Participant ceases to be an Employee but continues in the employment of (i) an Employer in some other capacity or (ii) a related corporation, he shall nevertheless continue as a Participant until his status as a Participant is otherwise terminated in accordance with the provisions of the Plan. In either case, such Participant shall share in Matching Employer Contributions for any payroll period of such participation only to the extent and on the basis of Tax-Deferred Contributions made on his behalf for such payroll period and his After Tax Contributions made during such payroll period; no Tax-Deferred Contributions or Catch-Up Contributions shall be made on behalf of such Participant in accordance with the terms of his Compensation reduction authorization except on the basis of his Compensation for services as an Employee; and such Participant shall not be permitted to make After-Tax Contributions or Catch-Up Contributions at any time during which he is employed in any capacity other than as an Employee. Moreover, if a person is transferred directly from employment (iii) with an Employer in a capacity other than as an Employee or (iv) with a related corporation to employment with an Employer as an Employee, he shall become a Participant as of the date he is so transferred if he had completed three months of Continuous Service as of the immediately preceding Enrollment Date and if he makes his election in accordance with the provisions of Section 3.1.

3.5      REEMPLOYMENT OF A PARTICIPANT.

         If a retired or Former Participant is reemployed by an Employer or a related corporation after he incurs a Settlement Date under Section 12.1, he shall again become a Participant on the date he is reemployed by an Employer and makes his election in accordance with the provisions of Section 3.1, unless he is not reemployed as an Employee, in which case he shall again become a Participant on the first date thereafter on which he does become an Employee if he has properly made such election.

3.6      QUALIFIED MILITARY SERVICE.

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u)(4) of the Code.

                                   ARTICLE IV

                           TAX-DEFERRED CONTRIBUTIONS
                         MADE ON BEHALF OF PARTICIPANTS

4.1      TAX-DEFERRED CONTRIBUTIONS.

         The provisions of this Section 4.1 and Section 4.2 shall be subject to the provisions of Sections 3.1, 3.4, 4.6, and 4.7. Commencing with the first payment of Compensation to a Participant on or after the Enrollment Date occurring on February 1, 1996, or the Enrollment Date as of which he becomes a Participant, if later, each Participant shall elect to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided.

4.2      Amount of Tax-Deferred Contributions.

         The amount of Tax-Deferred Contributions to be made to the Plan on behalf of a Participant by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than fifty percent and shall not, when aggregated with all other elective deferrals of the Participant with respect to the calendar year, exceed $10,500 (or such adjusted amount established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code). The percentage rate of Tax-Deferred Contributions to be made on a Participant's behalf, when combined with his percentage rate of After-Tax Contributions, shall in no event exceed fifty percent of his Compensation. In the event a Participant so elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of the Compensation reduction authorization in effect pursuant to Section
         3.1 or 4.6, subject, however, to the $9,500 (or adjusted) annual aggregate limitation on Tax-Deferred Contributions and other elective deferrals. In the event that a Participant's aggregate elective deferrals with respect to a calendar year, including his Tax-Deferred Contributions hereunder, exceed the then applicable annual aggregate limitation on elective deferrals, the Participant, not later than the first March 1 following the close of the calendar year, may allocate the excess deferrals among the plans under which the deferrals occurred and notify each plan of the portion allocated to it, and the Company, not later than the first April 15 following the close of the calendar year, shall distribute to the Participant the annual amount of the excess deferral allocated to the Plan and any income allocable thereto, provided, however, that any such distributed excess deferral shall nevertheless be taken into account for purposes of computing deferral percentages for the Plan year under Section 4.3. In any case where an excess deferral has been distributed to a Participant pursuant to this
         Section 4.2, any Matching Employer Contributions attributable to such distributed excess deferral (and the income allocable thereto) shall be forfeited by the Participant at the time of the distribution and shall be treated as a forfeiture under the Plan as of the last day of the month in which the distribution occurs in accordance with the provisions of Section 12.8. The amount of excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized under Section
         4.3 for the Plan year beginning in such taxable year.

4.3      LIMITATION ON TAX-DEFERRED CONTRIBUTIONS OF HIGHLY COMPENSATED
         EMPLOYEES.

         Notwithstanding anything to the contrary contained in the Plan, no Tax-Deferred Contributions made with respect to a Plan year on behalf of eligible Highly Compensated Employees may result in an average deferral percentage for Highly Compensated Employees that exceeds the greater of:

         (a) a percentage that is equal to 125 percent of the average deferral percentage for all other eligible Employees for the preceding Plan year; or

         (b) a percentage that is not more than 200 percent of the average deferral percentage for all other eligible Employees for the preceding Plan year and that is not more than two percentage points higher than the average deferral percentage for all other eligible Employees for the preceding Plan year.

         For purposes of applying the limitation contained in this Section 4.3, the deferral percentage for any Highly Compensated Employee who is eligible to have contributions made on his behalf under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or a related corporation shall be determined as if all such contributions and any contributions described in Section 401(k)(3)(D) of the Code were made under a single arrangement. The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee's behalf under this Section 4.3 shall be determined by reducing Tax-Deferred Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest amount of such contributions.

         In the event that Tax-Deferred Contributions with respect to a Plan year for eligible Highly Compensated Employees would otherwise exceed the limit specified in the preceding paragraph, the Tax-Deferred Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under this Section 4.3 will be excess contributions and, along with the income but minus the loss allocable thereto, shall be distributed to the Highly Compensated Employees prior to the end of the next following Plan year, or, alternatively, to the extent provided in regulations, shall become After-Tax Contributions at the election of the Highly Compensated Employees and shall be subject to the provisions of the Plan applicable thereto; provided, however, that excess contributions will not be recharacterized with respect to a Highly Compensated Employee to the extent that the recharacterized amounts, in combination with After-Tax Contributions actually made by the Highly Compensated Employee, exceed the maximum amount of After-Tax Contributions (determined prior to applying Section 401(m)(2)(A) of the Code) that the Employee is permitted to make under the Plan in the absence of recharacterization, and that recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to Tax-Deferred Contributions. The amount of excess contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed under Section 4.2 for the taxable year ending in the same Plan year. If such excess contributions are distributed more than 2-1/2 months after the last day of the Plan year for which the excess occurred, an excise tax may be imposed under
         Section 4979 of the Code on the Employer maintaining the plan with respect to such amounts. If such excess contributions are not distributed by the close of the Plan year following the Plan year for which the excess occurred, the cash or deferred arrangement will fail to satisfy the requirements of Section 401(k)(3) of the Code for the Plan year for which the excess occurred and for all subsequent years the excess contributions remain in the Trust. The income allocable to excess Tax-Deferred Contributions shall be determined by multiplying the gain or loss allocable for the Plan year to the Tax-Deferred Contributions by a fraction, the numerator of which is the amount of the Participant's excess Tax-Deferred Contributions and the denominator of which is the sum of (i) the balance of the Participant's sub-accounts reflecting the Tax-Deferred Contributions as of the beginning of the Plan year, plus (ii) the Tax-Deferred Contributions made on behalf of the Participant. The amount eligible to be distributed or alternatively recharacterized as After-Tax Contributions shall be determined by reducing the maximum percentage of Tax-Deferred Contributions from fifty percent to such smaller percentage that will result in the limits set forth above not being exceeded, in accordance with procedures adopted by the Company. Each Highly Compensated Employee affected by a reduction in the percentage of Tax-Deferred Contributions being made on his behalf shall be notified by the Company of the reduction as soon as practicable. For purposes of this Section 4.3, the "deferral percentage" of an Employee for a Plan year shall be the ratio of his Tax-Deferred Contributions with respect to the Plan year to his Compensation for such Plan year; an "eligible Employee" shall mean an Employee who has met the eligibility requirements of
         Section 3.1 to become a Participant, whether or not he has become a Participant; and an "eligible Highly Compensated Employee" shall mean a Highly Compensated Employee who has met the eligibility requirements of
         Section 3.1 to become a Participant, whether or not he has become a Participant. In any case where an amount of Tax-Deferred Contributions has been distributed to a Participant in order to satisfy the limitations of this Section 4.3, any Matching Employer Contributions attributable to such distributed Tax-Deferred Contributions (and the income allocable thereto) shall be forfeited by the Participant at the time of the distribution and shall be treated as a forfeiture under the Plan as of the last day of the month in which the distribution occurs in accordance with the provisions of Section 12.8.

4.4      ADMINISTRATION.

         Each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions made with respect to payroll periods ending during each calendar month in accordance with the provisions of Section 4.2, but not later than the 30th day of the next succeeding calendar month. Subject to the provisions of Article X, the Trustee shall credit the amount of Tax-Deferred Contributions made by each Employer on behalf of each Participant for each payroll period ending during a calendar month and received by it to such Participant's separate account no later than the last day of such month.

4.5      LIMITATION ON EMPLOYER CONTRIBUTIONS.

         Notwithstanding anything to the contrary contained in the Plan, each Employer's contribution to the Plan for any Plan year shall be made only out of the current or net income of such Employer and shall not exceed the limitation specified in Section 6.2.

4.6      CHANGES IN COMPENSATION REDUCTION AUTHORIZATION.

         A Participant may change the percentage of his Compensation that his Employer contributes on his behalf as a Tax-Deferred Contribution as of the first day of any calendar month by filing an amended Compensation reduction authorization with the Company by the 15th day of the month prior to the date with respect to which such change is to become effective, in the manner and form, or at such other time, as prescribed by the Company, except that he shall be limited to selecting an integral percentage of his Compensation of not less than zero percent or more than fifty percent. The percentage rate of Tax-Deferred Contributions to be made on a Participant's behalf, when combined with his percentage rate of After-Tax Contributions, shall in no event exceed fifty percent of his Compensation. Tax-Deferred Contributions shall be made on behalf of such Participant by his Employer, pursuant to his amended Compensation reduction authorization filed in accordance with the foregoing provisions of this Section 4.6, commencing with Compensation paid to such Participant on or after the date with respect to which such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.7      SUSPENSION OF CONTRIBUTIONS.

         A Participant's Tax-Deferred Contributions with respect to a calendar year shall automatically be suspended on the date that his Tax-Deferred Contributions for the calendar year first equal or exceed $10,500 (or such adjusted amount established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code), except to the extent permitted under Section 4.8 and Section 414(v) of the Code, if applicable. Any such automatic suspension shall be in effect only for the remaining portion, if any, of the then current calendar year.

4.8      CATCH-UP CONTRIBUTIONS

         All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan year shall be eligible to make catch-up contributions after December 31, 2001, in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

                                   ARTICLE V

               AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

5.1      AFTER-TAX CONTRIBUTIONS.

         The provisions of this Section 5.1 and Section 5.2 shall be subject to the provisions of Sections 3.1, 3.4, 5.4, and 5.5. Commencing with the first payment of Compensation to a Participant on or after the Enrollment Date as of which he becomes a Participant, each Participant whose percentage rate of Tax-Deferred Contributions would otherwise be limited by paragraph (a) or (b) of Section 4.3 may, in addition to any Tax-Deferred Contributions that are being made on his behalf, make an After-Tax Contribution to the Plan as hereinafter provided.

5.2      AMOUNT OF AFTER-TAX CONTRIBUTIONS.

         A Participant may make an After-Tax Contribution to the Plan that shall be an integral percentage of his Compensation of not less than one percent or more than fifty percent. The percentage rate of After-Tax Contributions, when combined with the percentage rate of Tax-Deferred Contributions to be made on such Participant's behalf, shall in no event exceed fifty percent of his Compensation. Each Participant who is contributing under this Section 5.2 shall have the amount of his After-Tax Contribution deducted from his Compensation by his Employer no less frequently than once each calendar month in accordance with the terms of the payroll deduction authorization in effect for such Participant pursuant to Section 3.1 or 5.4.

5.3      ADMINISTRATION.

         Each Employer shall cause to be delivered to the Trustee in cash all After-Tax Contributions deducted from the Compensation of Participants with respect to each payroll period ending during each calendar month in accordance with the provisions of Section 5.2, but not later than the 30th day of the next succeeding calendar month. Subject to the provisions of Article X, the Trustee shall credit the amount of After-Tax Contributions made by each Participant for each payroll period ending during a calendar month and received by it to such Participant's separate account no later than the last day of such month.

5.4      CHANGES IN PAYROLL DEDUCTION AUTHORIZATION.

         A Participant may change the percentage of his Compensation that he contributes to the Plan as his After-Tax Contributions or terminate such After-Tax Contributions as of the first day of any calendar month by providing an amended payroll deduction authorization by the 15th day of the month prior to the date on which such change is to become effective, in the manner and form, or at such other time, as prescribed by the Company. Furthermore, a Participant whose Tax-Deferred Contributions have, in whole or in part, been recharacterized as After-Tax Contributions in accordance with the provisions of Section
         4.3 may change the percentage of his Compensation that he contributes to the Plan as his After-Tax Contributions as of the first day of any calendar month by providing an amended payroll deduction authorization by the 15 day of the month prior to the date on which such change is to become effective, in the manner and form, or at such other time, as provided by the Company. In any such case, a Participant shall be limited to selecting an integral percentage of his Compensation of not less than zero percent nor more than fifty percent. The percentage rate of After-Tax Contributions, when combined with the percentage rate of Tax-Deferred Contributions to be made on such Participant's behalf, shall in no event exceed fifty percent of his Compensation. After-Tax Contributions shall be made by such Participant, and deducted by his Employer, pursuant to his amended payroll deduction authorization filed in accordance with the foregoing provisions of this Section 5.4, commencing with Compensation paid to such Participant on or after the date with respect to which such filing is effective, until otherwise altered or terminated in accordance with the Plan.

5.5      ROLLOVER CONTRIBUTIONS.

         Any Employee, regardless of whether he has satisfied the eligibility requirements of Section 3.1, Participant, or Former Participant who was a participant in another plan qualified under Sections 401 or 403 of the Code and who receives an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code from such plan may elect to make a rollover contribution to the Plan. An Employee, Participant, or Former Participant shall make a rollover contribution to the Plan either by a direct rollover pursuant to Section 401(a)(31) of the Code, or by delivering, or causing to be delivered, to the Trustee the cash that constitutes the rollover contribution amount within (60) days of receipt of the distribution from such other plan, in either case in the manner prescribed by the Company. A separate sub-account shall be established pursuant to Section 8.7 for the rollover contribution, and the rollover contribution shall be invested pursuant to the investment election of the Employee, Participant, or Former Participant in effect under Section 7.2 with respect to the investment of Tax-Deferred Contributions and After-Tax Contributions. An Employee, Participant, or Former Participant who makes a rollover contribution to the Plan who does not already have an investment election in place under Section 7.2 shall also make such an investment election. An Employee's, Participant's, or Former Participant's interest in his sub-account for rollover contributions shall be fully vested at all times.

                                   ARTICLE VI

                         MATCHING EMPLOYER CONTRIBUTIONS

6.1      PAYMENT OF CONTRIBUTIONS.

         Each Employer shall cause to be paid to the Trustee as its Matching Employer Contribution hereunder for each payroll period an amount that is equal to the Employer Contribution Rate multiplied by the aggregate of:

         (a) the Tax-Deferred Contribution made by such Employer on behalf of each Participant with respect to such payroll period; plus

         (b) the After-Tax Contribution made by each Participant during such payroll period based on Compensation paid by such Employer during such payroll period;

         provided, however, that such aggregate amount shall not include any portion of the sum of the Tax-Deferred Contributions and After-Tax Contributions of a Participant with respect to such payroll period that is in excess of six percent of his Compensation for such payroll period. In addition to the Matching Employer Contribution payable pursuant to the immediately preceding sentence, for each payroll period each Employer shall cause to be paid to the Trustee a further Matching Employer Contribution (an "additional Matching Employer Contribution") for the account of each Participant employed by the Employer who, prior to such payroll period, had all of his Tax-Deferred Contributions and After-Tax Contributions suspended (either voluntarily or involuntarily) at a time when the aggregate of such contributions for the calendar year exceeded six percent of his Compensation paid during the calendar year and prior to the suspension. The additional Matching Employer Contribution payable with respect to a payroll period for the account of a Participant described in the preceding sentence is to equal the Employer Contribution Rate multiplied by six percent of the Compensation paid to him for such payroll period; provided, however, that such additional Matching Employer Contribution shall be paid for the account of a Participant only until such time as the aggregate amount of his Tax-Deferred Contributions and After-Tax Contributions for the calendar year equals six percent of the Compensation that has been paid to him with respect to the calendar year. All Matching Employer Contributions for any payroll period ending during a calendar month shall be paid in cash or in Company Stock to the Trustee not later than the 30th day of the next succeeding calendar month. In any case, the Matching Employer Contribution for each payroll period ending during a calendar month, regardless of when actually paid, shall for all purposes of the Plan be deemed to have been made no later than the last day of such month.

6.2      LIMITATION ON AMOUNT.

         Notwithstanding anything to the contrary contained in the Plan, the Matching Employer Contributions of the Employers for any Plan year, when combined with the Tax-Deferred Contributions made by the Employers for such Plan year, shall be made only out of the current or accumulated net income of the respective Employers and shall in no event exceed (i) the maximum amount which will constitute an allowable deduction for such year to the Employers under Section 404 of the Code,
         (ii) the maximum amount which may be contributed by the Employers under
         Section 415 of the Code, or (iii) the maximum amount which may be contributed pursuant to any wage stabilization law, or any regulation, ruling, or order issued pursuant to law.

6.3      ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS.

         The Matching Employer Contributions for each payroll period ending during a calendar month shall be allocated no later than the last day of such month among Participants and Former Participants on whose behalf Tax-Deferred Contributions were made or who made After-Tax Contributions during such payroll period. The allocation to be made to each such Participant and Former Participant for such payroll period shall be an amount equal to the Employer Contribution Rate multiplied by the aggregate of (a) the amount contributed to the Plan on his behalf as a Tax-Deferred Contribution for such payroll period, plus (b) the amount he contributed to the Plan as an After-Tax Contribution for such payroll period; provided, however, that such aggregate amount shall not include any portion of the sum of the Tax-Deferred Contributions and After-Tax Contributions of the Participant with respect to a payroll period that is in excess of six percent of his Compensation for such payroll period. An Employer's Matching Employer Contribution for a Participant or Former Participant shall be allocated with respect to the Tax-Deferred Contributions made on his behalf and his After-Tax Contributions only to the extent that such Tax-Deferred Contributions and such After-Tax Contributions are based on Compensation paid, or which would have been paid but for the provisions of the Plan, by such Employer during such payroll period. Further, a Participant or Former Participant with respect to whom an Employer has made an additional Matching Employer Contribution for a calendar month in accordance with Section 6.1 shall receive an allocation equal to the amount of such additional Matching Employer Contribution made for his account. Subject to the provisions of Article IX, the Trustee shall credit the amount so allocated to each such Participant or Former Participant to his separate account no later than the last day of the month during which such payroll period ends.

6.4      PREVENTED CONTRIBUTIONS.

         The provisions of this Section 6.4 shall be given full force and effect notwithstanding anything to the contrary, other than Section 6.2, contained in the Plan. In the event that any Employer which together with any other Employers hereunder constitutes an affiliated group within the meaning of Section 1504 of the Code is prevented from paying any part or all of its contribution to be made for any Plan year hereunder by reason of its having no current or accumulated net income or because such net income is less than the contribution which such Employer would otherwise have made, then the amount thereof so prevented shall be paid by the other Employers in such affiliated group, in such proportion and to such extent as prescribed under
         Section 404(a)(3)(B) of the Code. Such amount for all purposes of the Plan shall be deemed to be a contribution made for such Plan year by the Employer on behalf of which it was made. In the event an Employer which is not a member of such an affiliated group is prevented from paying all or part of its contribution for any Plan year, the amount so prevented shall not be paid by any other Employer.

6.5      DETERMINATION OF ANNUAL EMPLOYER CONTRIBUTION RATE.

         The Board of Directors of the Company shall determine the percentage to be used as the Employer Contribution Rate for each Plan year. The Employer Contribution Rate for a specific Plan year shall be announced to Employees by November 15 of the preceding Plan year.

6.6      DETERMINATION OF AMOUNT OF EMPLOYER CONTRIBUTION.

         The Company shall determine the amount to be contributed by each Employer for each payroll period in accordance with the provisions of the Plan.

6.7      EFFECT OF PLAN TERMINATION.

         Notwithstanding anything to the contrary contained in the Plan, any termination of the Plan shall terminate the liability of the Employers to make further contributions to the Plan, other than contributions for any payroll period ended prior to the time of such termination, and other than the Minimum Employer Contribution under Section 22.1.

6.8 LIMITATION ON MATCHING EMPLOYER CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS OF HIGHLY COMPENSATED Employees.

         Notwithstanding anything to the contrary contained in the Plan, no Matching Employer Contributions or After-Tax Contributions made with respect to a Plan year on behalf of eligible Highly Compensated Employees may result in an average contribution percentage for Highly Compensated Employees that exceeds the greater of

         (a) a percentage that is equal to 125 percent of the average contribution percentage for all other eligible Employees for the preceding Plan year, or

         (b) a percentage that is not more than 200 percent of the average contribution percentage for all other eligible Employees for the preceding Plan year and that is not more than two percentage points higher than the average contribution percentage for all other eligible Employees for the preceding Plan year.

         In the event the Matching Employer Contributions and After-Tax Contributions with respect to a Plan year for eligible Highly Compensated Employees would otherwise exceed the limit specified in the preceding sentence, a certain amount of the Matching Employer Contributions and After-Tax Contributions, along with the income but minus the losses allocable thereto, shall be distributed or forfeited prior to the end of the next following Plan year, with such certain amount and the treatment thereof to be determined as follows:

         (c) First, the maximum percentage of After-Tax Contributions shall be reduced, in accordance with procedures adopted by the Company, from fifty percent to the greater of six percent or such percentage that will result in the average contribution percentage limit specified above not being exceeded, and the excess amount of After-Tax Contributions attributable to such reduction shall be distributed to the Highly Compensated Employees who made the excess contributions;

         (d) second, if application of (c) does not cause the Plan to meet the average contribution percentage limit specified above, the maximum percentage of After-Tax Contributions shall be further reduced from six percent to such smaller percentage that, taking into account the reduction in the After-Tax Contributions and the loss of the Matching Employer Contribution related thereto, will result in the average contribution percentage limit specified above not being exceeded, and the excess amount of After-Tax Contributions attributable to such reduction shall be distributed to the Highly Compensated Employees who made the excess contributions;

         (e) third, if (d) is applicable, and a Highly Compensated Employee receiving a distribution thereunder of excess After-Tax Contributions was fully vested in amounts credited to his Goodyear Stock Fund Account as of the time such excess contribution occurred, that portion of the Matching Employer Contribution for such Plan year that relates to the After-Tax Contributions distributed under (d) shall also be distributed to the Highly Compensated Employee; and

         (f) fourth, if (d) is applicable but (e) is not applicable, that portion of the Matching Employer Contribution for such Plan year that relates to the After-Tax Contribution distributed under (d) shall be treated as a forfeiture under the Plan as of the last day of the next following Plan year.

         The income allocable to excess Matching Employer Contributions and After-Tax Contributions shall be determined in the same manner set forth in Section 4.3, by substituting "excess Matching Employer Contributions and After-Tax Contributions" for "excess Tax-Deferred Contributions." For purposes of this Section 6.8, the "contribution percentage" of an Employee for a Plan year shall be the ratio of his aggregate After-Tax Contributions and Matching Employer Contributions with respect to the Plan year to his Compensation for such Plan year, except that, to the extent permitted by regulations to be promulgated by the Secretary of the Treasury, the Company may elect to take into account in computing the numerator of each eligible Employee's Contribution percentage the Tax-Deferred Contribution made on behalf of the eligible Employee for the Plan year; an "eligible Employee" shall mean an Employee who has met the eligibility requirements of Section
         3.1 to become a Participant, whether or not he has become a Participant; and an "eligible Highly Compensated Employee" shall mean a Highly Compensated Employee who has met the eligibility requirements of
         Section 3.1 to become a Participant, whether or not he has become a Participant. The determination hereunder of whether excess After-Tax Contributions or Matching Employer Contribution have been made by an eligible Employee with the respect to a Plan year shall occur after first determining the amount, if any, of that portion of the Tax-Deferred Contribution of the eligible Employee that is in excess of the annual aggregate limitation on Tax-Deferred

         Contributions and then determining the amount, if any, of Tax-Deferred Contributions made on behalf of the eligible Employee that are in excess of the limitations imposed under Section 4.3.

         For Plan years commencing prior to December 31, 2001, notwithstanding anything to the contrary contained in the Plan, the following multiple use limitation as required under Section 401(m) of the Code shall apply: the sum of the average deferral percentage and the average contribution percentage for Highly Compensated Employees may not exceed the aggregate limit. The aggregate limit is the sum of (g) 125 percent of the greater of the average contribution percentage or the average deferral percentage for all other eligible Employees and (h) the lesser of 200 percent of, or two percentage points plus, the lesser of such average contribution percentage or such average deferral percentage, or, if it would result in a larger aggregate limit, the sum of (i) 125 percent of the lesser of the average contribution percentage or the average deferral percentage for all other eligible Employees and (j) the lesser of 200 percent of, or two percentage points plus, the greater of such average contribution percentage or such average deferral percentage. In the event that, after the satisfaction of the limitations in Section 4.3 and this Section 6.8, it is determined that contributions under the Plan fail to satisfy this multiple use limitation, the multiple use limitation shall be satisfied by further reducing the contribution percentages of Highly Compensated Employees (beginning with the highest amount of such contributions) to the extent necessary to eliminate such excess, with such further reductions to be treated as excess contributions and disposed of as provided in this
         Section 6.8.

                                  ARTICLE VII

                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

7.1      DEPOSIT OF CONTRIBUTIONS.

         All Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions shall be deposited by the Trustee upon receipt in the Investment Funds as the Company shall direct and all Matching Employer Contributions shall be deposited by the Trustee upon receipt in the Goodyear Stock Fund; provided, however, that the Company's directions with respect to all Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions shall be based on the investment election of each Participant made in accordance with the provisions of Section 7.2. For all purposes hereunder, Tax-Deferred Contributions, After-Tax Contributions, Catch-Up Contributions and Matching Employer Contributions for each payroll period ending during a calendar month shall be deemed to have been deposited no later than the last day of such month. The Trustee shall have no duty to collect or enforce payment of contributions or inquire into the amount or method used in determining the amount of contributions, and shall be accountable only for contributions received by it.

7.2      INVESTMENT ELECTIONS OF PARTICIPANTS.

         Each Participant shall, upon electing to participate under the Plan in accordance with the provisions of Section 3.1, make an investment election in the manner prescribed by the Company, directing the manner in which his Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions shall be deposited and held by the Trustee. The investment election of a Participant with respect to his Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions shall specify the percentage of such contributions that is to be deposited in each of the Investment Funds, which percentage amounts must be whole percentage amounts not in excess in the aggregate of 100%. The investment election by a Participant shall remain in effect until he ceases to be a Participant in accordance with the provisions of the Plan; provided, however, that a Participant may change his investment election, at any time, in the manner and form as prescribed by the Company by making a new election specifying a change in his investment election. Any such change must again specify a percentage of the Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions of the Participant that is to be deposited in each of the Investment Funds, which percentage amounts must be whole percentage amounts not in excess in the aggregate of 100%, and shall not affect the amounts credited to any separate account or sub-account of the Participant or to any Investment Fund as of any date prior to the date on which such change is to become effective.

7.3      ELECTION TO TRANSFER INTEREST BETWEEN FUNDS.

         A Participant or a Beneficiary who has an interest in an Investment Fund (other than an interest in the Goodyear Stock Fund attributable to Matching Employer Contributions that has not been transferred previously under Section 7.4) may elect at any time to transfer all or a portion of such interest to another Investment Fund. The Participant election or Beneficiary election must specify the Investment Fund from which the transfer is to be made, either that the total balance in that Investment Fund is to be transferred or a lesser dollar amount that is to be transferred, each Investment Fund to which the transfer is to be made, and a percentage of the amount transferred that is to be transferred to each Investment Fund, which percentage must be an integral multiple of 1%. Any such transfer election must be made in the manner and form and at the time prescribed by the Company. Once the election becomes effective, it shall be irrevocable. Notwithstanding the foregoing, a Participant or a Beneficiary may not transfer any portion of an interest in the Stable Value Fund directly to a Self-Directed Account.

7.4 ELECTION TO TRANSFER MATCHING EMPLOYER CONTRIBUTION INTEREST FROM GOODYEAR STOCK FUND.

         A Participant who has attained age 52 and who has an interest in the Goodyear Stock Fund attributable to Matching Employer Contributions, or a Beneficiary with respect to such a Participant, may elect at any time to transfer all or a portion of such interest to another Investment Fund. The Participant election or Beneficiary election must specify a dollar amount that is to be transferred, each Investment Fund to which a transfer is to be made, and the percentage of the total amount to be transferred to each such Investment Fund. Any such transfer election must be made in the manner and form and at the time prescribed by the Company.

                                  ARTICLE VIII

                ESTABLISHMENT OF FUNDS AND PARTICIPANTS' ACCOUNTS

8.1      ESTABLISHMENT OF GENERAL FUND.

         The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust Fund that are not allocated among the separate Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered by the Trustee as a separate common trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2      INVESTMENT FUNDS.

         The Trustee shall establish the following Investment Funds:

         (a) A Stable Value Fund which shall be invested primarily in contracts with banks, insurance companies, or other financial institutions which provide for rates of return for particular periods of time. Additionally, the Stable Value Fund may be invested in investment grade securities which provide for fixed or determinable rates of return. The securities may be held directly by the Plan, in group trusts, or in separate accounts of insurance companies.

         (b) An S&P 500 Index Stock Equity Fund which shall be invested primarily in the 500 stocks that comprise the S&P 500 Composite Index.

         (c) Asset Allocation Funds comprised of the following three balanced funds:

                  (i) A Conservative Asset Allocation Fund which shall be invested primarily in bonds and stocks with a target allocation of 60% bonds and 40% United States stocks.

                  (ii) A Moderate Asset Allocation Fund which shall be invested primarily in bonds and stock with a target allocation of 40% bonds and 60% United States stocks.

                  (iii) An Aggressive Asset Allocation Fund which shall be invested primarily in bonds and stocks with a target allocation of 65% United States stocks, 15% international stocks, and 20% bonds.

         (d) A Large Capitalization Stock Equity Fund which shall be invested primarily in common stocks of medium and large companies that have better-than-average prospects for appreciation.

         (e) A Small Capitalization Stock Equity Fund which shall be invested primarily in small company stocks that are expected to provide long-term capital growth.

         (f) An International Stock Equity Fund which shall be invested primarily in common stocks and debt obligations of companies and governments outside of the United States that are expected to produce long-term capital growth.

         (g) A Self-Directed Account in which the Participant, Former Participant, or Beneficiary may direct the investment of all or any part of his separate account among a list of mutual funds selected by the Company and the Trustee. The provisions of this paragraph (g) of Article 8.2 shall be effective only if and to the extent that the Company, in its discretion, implements them.

         (h) If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XX, the Company shall direct the establishment and maintenance of a Loan Investment Fund in the Participant's name. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's Loan Investment Fund shall be allocated and the Loan Investment Fund shall be administered as provided in Article XX.

         The Company may determine from time to time to direct (i) the closing of an Investment Fund or Investment Funds or (ii) the establishment and maintenance of an additional Investment Fund or Investment Funds and shall select the investments for such Investment Fund or Investment Funds. The Company shall communicate the same and any changes therein in writing to the Plan Administrator and the Trustee. All assets of each Investment Fund, except for a Self-Directed Account or a Loan Investment Fund, shall be held and administered by the Trustee as a separate trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund, other than a Self-Directed Account or a Loan Investment Fund, and other than an Investment Fund that consists of a mutual fund, shall be an undivided interest. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund that consists of a mutual fund shall be an undivided interest in the units of the mutual fund held by the Plan. All assets of each Self-Directed Account and each Loan Investment Fund shall be held and administered as a separate trust fund.

8.3      GOODYEAR STOCK FUND AND SUSPENSE FUND.

         The Company shall direct the establishment and maintenance of a Goodyear Stock Fund to which Matching Employer Contributions shall be allocated, together with any Tax-Deferred Contributions, After-Tax Contributions, Catch-Up Contributions and Rollover Contributions made by or on behalf of a Participant that he elects to have allocated to the Goodyear Stock Fund. Subject to the provisions of the Trust Agreement, the assets of the Goodyear Stock Fund shall be invested by the Trustee primarily in Company Stock. Assets of the Goodyear Stock Fund may also be invested by the Trustee in interest-bearing common, commingled, group, or collective trust funds maintained by the Trustee exclusively for the short-term investment of assets of tax-qualified benefit plans. The Trustee may purchase Company Stock on the open market through a national securities exchange or in the over-the-counter market through a broker-dealer which is a member of the National Association of Securities Dealers. In addition, the Trustee may purchase Company Stock from the Company or another qualified plan of the Company participating in the collective trust in accordance with the requirements of Section 408 of the Act. The Goodyear Stock Fund shall be held and administered as a separate Investment Fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the Goodyear Stock Fund shall be an undivided interest.

         The Company shall also direct the establishment and maintenance of a Suspense Fund, to hold and administer any Company Stock that is pledged as collateral for any Acquisition Loan. No Participant, Former Participant, or Beneficiary shall have an interest in the Suspense Fund. Subject to the provisions of Section 18.15, the assets of the Suspense Fund shall be valued at fair market value as of each valuation date. In any Plan Year that any shares of Company Stock are no longer required to be pledged as collateral for such a loan, the Trustee shall release such shares from encumbrance in the Suspense Fund and shall transfer them to the Goodyear Stock Fund as of the last day of such Plan Year. The number of such shares to be released from the Suspense Fund for allocation to Participants for each Plan year shall be based upon one of the following two formulae:

         (a) PRINCIPAL AND INTEREST RELEASE FORMULA. For each Plan Year during the duration of such a loan, the number of shares released must equal the number of encumbered shares held in the Suspense Fund immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. Subject to the requirements of regulations issued under the Act and the Code, the number of future years under the loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year.

         (b) PRINCIPAL-ONLY RELEASE FORMULA. As an alternative to the formula described above, the Plan may release shares of Company Stock from the Suspense Fund using the formula described above but calculated only with reference to principal payments. If this second formula is used, the following additional requirements apply: (i) the loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; (ii) interest included in any payment may be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) this alternate formula may not be used from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new loan exceeds 10 years.

         If the Company Stock held as collateral for such a loan includes more than one class of stock, the number of shares of each class to be released for a Plan year shall be determined by applying the same formula and same fraction to each class of Company Stock. Any shares so released and transferred shall be allocated in the same manner as Employer Contributions for such Plan year as set forth in Section 6.3.

8.4      APPOINTMENT OF INVESTMENT MANAGERS.

         As provided in the Trust Agreement, the Company may appoint one or more investment managers (as defined in Section 3(38) of ERISA) with respect to any portion of any trust fund established under this Article VIII.

8.5      INCOME ON TRUST FUNDS.

         Any dividends, interest, distributions, or other income received by the Trustee in respect of a Fund shall be reinvested by the Trustee in the respective Fund for which such income was received.

8.6      SEPARATE ACCOUNTS.

         As of the first date a contribution is made by or on behalf of an Employee, there shall be established a separate account in his name reflecting his interest in the Trust Fund. Each separate account shall be maintained and administered for each Participant, Former Participant, and Beneficiary in accordance with the provisions of the Plan.

8.7      SUB-ACCOUNTS.

         The separate account of each Participant, Former Participant, and Beneficiary shall be divided into individual sub-accounts reflecting the portion of such account which is derived from Matching Employer Contributions, Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions. Each sub-account shall reflect separately contributions allocated to each Investment Fund and the earnings and losses attributable thereto. Such other sub-accounts may be established as are necessary or appropriate to reflect the interest of a Participant, Former Participant, or Beneficiary in the Trust Fund.

8.8      ACCOUNT BALANCES.

         For all purposes hereof, the balance of each separate account of a Participant, Former Participant, or Beneficiary, including sub-accounts, as of any date shall be the balance of such account or sub-account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.9      FUNDS FROM PREDECESSOR PLANS.

         At the direction of the Company, the Trustee is authorized to accept the transfer of funds being held by the funding agent for a predecessor plan (as hereinafter defined) for the benefit of an eligible Employee, provided that at no time in the course of the transfer shall such funds be made available to the eligible Employee. The Trustee shall have no duty to verify whether the amount of any predecessor plan funds delivered to it is correct, and shall have no duty of inquiry into the administration of any predecessor plan or of any prior trust or other funding agency for a predecessor plan. The Trustee shall deposit all funds received by it from a predecessor plan in the Investment Funds in accordance with the directions of the Company, which shall be based on the investment elections of the eligible Employees made in the form and manner prescribed by the Company. The

         Trustee shall establish and maintain a separate account and such sub-accounts in the name of an eligible Employee as are necessary to reflect his interest that is attributable to predecessor plan funds and to reflect the portion of his predecessor plan funds that is attributable to voluntary after-tax contributions, to contributions made pursuant to a cash or deferred arrangement qualified under Section 401(k) of the Code, and to other employer contributions. Each such separate account shall, upon each valuation date, share in the net increase or decrease in the value of the assets of the Investment Funds maintained under the Plan on the basis of the balance of such separate account immediately prior to the valuation date in accordance with
         Section 10.1, provided, however, that such balance for this purpose only shall be reduced by the amount of any funds transferred to the Trustee since the immediately preceding valuation date. With the exception of funds transferred from a predecessor plan maintained by an Employer or a related corporation, which shall be vested in accordance with the next following sentence of this Section 8.9, all predecessor plan funds shall at all times be fully vested and nonforfeitable. The vested interest of a Participant in funds transferred from a predecessor plan maintained by an Employer or a related corporation shall be determined as of the date of transfer based on the vesting provisions of the predecessor plan in effect on such date, and on and after the date of transfer the vested interest shall be determined based on the vesting provisions of the Plan or, in the event an election under Section 12.6 applies with respect to the Participant, based on the vesting provisions of the predecessor plan as of the date of transfer. Predecessor plan funds shall be distributed at such times and according to such methods as are generally provided under the Plan. In addition, predecessor plan funds attributable to voluntary, after-tax contributions made under the predecessor plan shall be subject hereunder to the withdrawal provisions applicable to After-Tax Contributions and predecessor plan funds that were contributed pursuant to a cash or deferred arrangement qualified under Section 401(k) of the Code shall be subject hereunder to the withdrawal and distribution provisions applicable to Tax-Deferred Contributions. For purposes of this Section 8.9, a predecessor plan shall mean any other defined contribution plan that complies with the requirements of Section 401(a) of the Code and satisfies the conditions specified in Section 401(a)(11)(B)(iii) of the Code.

                                   ARTICLE IX

                     LIMITATIONS ON ALLOCATIONS TO ACCOUNTS

9.1      LIMITATION ON CREDITING OF CONTRIBUTIONS.

         Notwithstanding anything to the contrary contained in the Plan, the amount of Matching Employer Contributions, Tax-Deferred Contributions, and After-Tax Contributions, which may be credited to the separate account of any Participant or Former Participant shall be subject to the following provisions:

         (a) For purposes of this Section 9.1, the "annual addition" with respect to a Participant or Former Participant shall mean the sum for any calendar year of the following amounts:

                  (i) Tax-Deferred Contributions, After-Tax Contributions, and Matching Employer Contributions that are credited to the separate account of such Participant or Former Participant for such calendar year pursuant to Sections 4.4, 5.3, and 6.4, and

                  (ii) the amount, if any, of Employer Contributions and forfeitures and employee after-tax contributions that are credited to the Participant or Former Participant for such calendar year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a related corporation concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) allocated to the Participant or Former Participant for such calendar year.

         (b) For purposes of this Section 9.1, the "compensation" of a Participant or Former Participant shall mean (in contrast with Compensation as defined in paragraph (i) of Section 2.1) his wages, salaries, and other amounts received for personal services actually rendered in the course of employment with an Employer or a related corporation, excluding, however,

                  (i) for calendar years beginning before January 1, 1998, contributions made by an Employer or a related corporation to a plan of deferred compensation (including Tax-Deferred Contributions hereunder) to the extent that, before the application of the limitations of Section 415 of the Code to such plan, the contributions are not includable in the gross income of the Participant or Former Participant for the taxable year in which contributed;

                  (ii) for calendar years beginning before January 1, 1998, contributions made by an Employer or a related corporation on his behalf to a simplified employee pension described in Section 408(k) of the Code;

                  (iii) any distributions from a plan of deferred compensation (other than amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Participant or Former Participant);

                  (iv) amounts received from the exercise of a non-qualified stock option or when restricted stock or other property held by the Participant or Former Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture;

                  (v) amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                  (vi) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant or Former Participant).

         (c) The annual addition with respect to a Participant or Former Participant shall not exceed the lesser of

                  (i) $35,000 for the calendar year beginning January 1, 2001, and $40,000 for the calendar year beginning January 1, 2002, and each calendar year thereafter (subject to adjustment annually pursuant to Internal Revenue Service regulations and rulings under Section 415 of the Code), or

                  (ii) 25 percent for the calendar year beginning January 1, 2001, and100 percent for the calendar year beginning January 1, 2002, and each calendar year thereafter, of such Participant's compensation, as defined in
                           Section 415(c)(3) of the Code and regulations issued thereunder, for such calendar year. The compensation limit referred to in this subparagraph (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(b) or Section 419A(F)(2) of the Code) which is otherwise treated as an annual addition.

                  If as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of Section 415 of the Code, or other reasonable facts and circumstances that the Commissioner of the Internal Revenue finds to justify the availability of the rules set forth below, the annual addition to the separate account of a Participant or Former Participant in any calendar year would exceed the amount that may be applied for his benefit under the limitation contained in this Section 9.1 absent such limitation, the amount of his After-Tax Contributions for such calendar year and of that portion of the Matching Employer Contributions that would be allocated to such Participant or Former Participant under Section 6.3 based thereon, but that would exceed the limitation herein, shall be reduced (applying the same percentage reduction with respect to both such After-Tax Contributions and Matching Employer Contributions) to the extent necessary to eliminate such excess. The amount of any such reduction of After-Tax Contributions shall be returned to such Participant or Former Participant (plus the earnings, if any, attributable to such amount), and the amount of any such reduction of Matching Employer Contributions shall be deemed a forfeiture for such calendar year and shall be applied against the Company's Matching Employer Contribution obligation as described below. If the limitation contained in this Section 9.1 would still be exceeded after application of the previous sentence, the amount of the Tax-Deferred Contributions made on behalf of such Participant or Former Participant for such calendar year and that portion of the Matching Employer Contribution that would be allocated to such Participant or Former Participant under Section 6.3 based thereon, but that would exceed the limitation herein, shall be reduced (applying the same percentage reduction with respect to both Tax-Deferred Contributions and Matching Employer Contributions) to the extent necessary to eliminate such excess. The amount of any such reduction of Tax-Deferred Contributions shall be applied as the initial Tax-Deferred Contributions made by the Participant for the next following limitation year until such amount is exhausted, unless the Participant is not covered by the Plan as of the end of the limitation year, in which event such amount shall be deemed a forfeiture for such calendar year and shall be applied against the Company's Matching Employer Contribution obligation as described below. The amount of any such reduction of Matching Employer Contributions shall be deemed a forfeiture for such calendar year and shall be applied against the Company's Matching Employer Contributions obligation as described below. Amounts which are deemed forfeitures hereunder with respect to the Company for a calendar year shall be held unallocated in a suspense account established with respect to the Company and shall for all Plan purposes be applied against the Company's Matching Employer Contribution obligation for the next following calendar year (and succeeding calendar years, as necessary). No such suspense account shall share in any increase or decrease in the net worth of the Investment Funds.

         (d) For calendar years beginning before January 1, 2000, if any Participant or Former Participant in the Plan also shall be covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a related corporation concurrently with the Plan, the sum of subparagraphs (i) and
                  (ii) below shall in no event exceed 1.0 in any calendar year where

                  (i) is the defined benefit plan fraction (determined as of the close of such calendar year), the numerator of which is the projected annual benefit of such Participant or Former Participant under such plan and the denominator of which is the lesser of (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such calendar year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant or Former Participant for such calendar year; and

                  (ii) is the defined contribution plan fraction, the numerator of which is the sum of the annual addition to the separate accounts of such Participant or Former Participant as of the close of such calendar year and for each prior year of service with an Employer or a related corporation and the denominator of which is the sum of the lesser of the following amounts determined for such calendar year and each prior year of service with an Employer or a related corporation: (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such calendar year determined without regard to Section 415(c)(6), or
                           (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) (or Section 415(c)(7) or (8), if applicable) with respect to such Participant or Former Participant for such calendar year.

                  In the event the special limitation contained in this paragraph (d) is exceeded, the benefits otherwise payable to the Participant or Former Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all limitation years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and the defined contribution plan fraction computed under Section 415(e)(1) of the Code, as revised by the Tax Reform Act of 1986, does not exceed 1.0 for such limitation year.

         (e) In the event that a Participant or Former Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a related corporation concurrently with the Plan, the procedure set forth in paragraph (c) of this Section 9.1 shall be implemented first by returning the contributions made by the Participant or Former Participant for such calendar year under all of the defined contribution plans other than the Plan. If the limitation contained in this Section 9.1 is still not satisfied after returning all of the contributions made by the Participant or Former Participant under all such other plans, the procedure set forth in paragraph (c) of this Section 9.1, without regard to the foregoing provisions of this paragraph
                  (e), shall be invoked to eliminate any such excess. If the limitation contained in this Section 9.1 is still not satisfied after invocation of the procedure set forth in paragraph (c) of this Section 9.1, the portion of the Employer contributions and of forfeitures for the calendar year under all such other plans, which has been allocated to such Participant thereunder, but which exceeds the limitation herein, shall be deemed a forfeiture for such calendar year and shall, subject to the provisions of this Section 9.1, be reallocated among and credited to the separate accounts of the remaining Participants and Former Participants in such other plans who are eligible to share in such contributions and forfeitures for such calendar year; provided, however, that the amount of the Employer contributions and of any forfeitures which is deemed a forfeiture under this paragraph
                  (e) shall be effected
                  on a pro rata basis among all of such plans, including the Plan, unless the Participant or Former Participant is covered by a money purchase pension plan or a tax credit plan meeting the requirements of Section 409 of the Code, in which event the forfeiture shall be effected first under the Plan (and any other defined contribution plan which is not a money purchase pension plan nor a tax credit plan) and, if the limitation is still not satisfied, then under such money purchase pension plan, and finally, if the limitation is still not satisfied, then under such tax credit plan. In the event that a Participant or Former Participant is covered by a qualified defined benefit plan, the procedure set forth in paragraph (d) of this Section 9.1 shall be implemented prior to effecting any reduction in the benefit of such Participant or Former Participant under the defined contribution plans.

         (f)      In the event that the limitations of paragraph (d) of this
                  Section 9.1 are applicable, the following adjustments shall be made for purposes of applying such paragraph (d):

                           If, before October 3, 1973, the Participant or Former Participant was an active participant in a qualified defined benefit plan maintained by an Employer and otherwise satisfies the requirements of Section 2004(d)(2) of the Act, the defined benefit plan fraction described in subparagraph (d)(i) shall not exceed 1.0.

         (g) For purposes of this Section 9.1, the meaning of "related corporation" shall be as modified by Section 415(h) of the Code.

9.2      SCOPE OF LIMITATION.

         The limitations contained in this Article IX shall be applicable only with respect to benefits provided pursuant to the defined contribution plans and defined benefit plans described in Section 415(k) of the Code.

                                   ARTICLE X


                 VALUATIONS, DIVIDEND REINVESTMENTS, AND VOTING

10.1     VALUATION OF PARTICIPANT'S INTEREST.

         As of each valuation date hereunder, the Trustee shall adjust each separate account of each Participant, Former Participant and Beneficiary, and any sub-account maintained thereunder, to reflect any increase or decrease in the value of the Trust Fund since the immediately preceding valuation date in the following manner:

         (a) The Trustee shall value all of the assets of the Goodyear Stock Fund at fair market value.

         (b) The Trustee shall value all of the assets of the other Investment Funds with respect to which no investment manager has been appointed at fair market value and each investment manager shall value all of the assets of the Investment Fund with respect to which he has been appointed at fair market value and shall provide the same to the Trustee. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager.

         (c) The Trustee shall then ascertain the net increase or decrease in the value of the respective Investment Funds which is attributable to net income, investment management fees, and all profits and losses, realized and unrealized, since the immediately preceding valuation date, on the basis of the valuation provided under paragraphs (a) and (b) of this
                  Section 10.1, and after making appropriate adjustments for the amount of all contributions made with respect to the month in which such valuation date occurs and for any distributions and withdrawals from the respective Investment Funds since such preceding valuation date and prior to such date.

         (d) The Trustee shall then allocate the net increase or decrease in the value of the respective Investment Funds as thus determined among all Participants, Former Participants, and Beneficiaries who have an interest in the respective Investment Funds, separately with respect to each of such Investment Funds, in the ratio that the balance of each separate account maintained under such Investment Fund on the date immediately preceding such valuation date bears to the aggregate of the balances of all such separate accounts on the day immediately preceding such valuation date, and shall credit or charge, as the case may be, each such separate account with the amount of its allocated share. Moreover, the Trustee shall in the same manner credit or charge any sub-account maintained thereunder with the amount of its allocated share.

         (e) Finally, the Trustee shall then credit to the appropriate separate account and sub-accounts of each Participant and Former Participant, as applicable and in accordance with the provisions of Article VIII, the Tax-Deferred Contributions made on his behalf, his After-Tax Contributions, and his share of Matching Employer Contributions made since the immediately preceding valuation date.

                  The Trustee may maintain its records for the Plan on the basis of unit accounting.

10.2     REINVESTMENT OR DISTRIBUTION OF DIVIDENDS.

         Except as may be otherwise elected by the Participant with respect to Company Stock attributable to Matching Employer Contributions, all dividends and other earnings of the Goodyear Stock Fund shall be used by the Trustee to purchase additional Company Stock. If so elected by a Participant, any cash dividends on Company Stock attributable to Matching Employer Contributions or any portion thereof not used for payment of principal and/or interest on an Acquisition Loan allocated to the Participant's account shall be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash to the Participant.

10.3     VOTING COMPANY STOCK.

         All voting rights on Company Stock held in the Goodyear Stock Fund and the Suspense Fund shall be exercised by the Trustee only as directed by Participants, Former Participants, and Beneficiaries acting in their capacity as "Named Fiduciaries" (as defined in Section 402 of the Act). At least 30 days prior to each annual or special meeting of its shareholders, the Company shall cause to be sent to each Participant, and to each Former Participant and Beneficiary, a copy of the proxy solicitation material therefor, together with a form requesting that each such Participant, Former Participant, or Beneficiary give to the Trustee or proxy solicitation and tabulation agent his confidential instructions with respect to the manner in which his proportionate interest in the Company Stock held in the Goodyear Stock Fund and the Suspense Fund shall be voted by the Trustee. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to the instructions received) shall vote the Company Stock as instructed. If voting instructions with respect to any Company Stock are not timely received by the Trustee for a particular shareholder's meeting, such Company stock shall not be voted. Instructions received from individual Participants, Former Participants, and Beneficiaries by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.

10.4     FINALITY OF DETERMINATIONS.

         The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Goodyear Stock Fund and for determining the balance of each separate account and sub-account maintained hereunder. The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the other Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Investment Fund with respect to which he has been appointed. In determining the net income, liabilities, and value of the assets of the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on information provided by the mutual fund manager. The Trustee's and investment manager's determinations thereof shall be conclusive upon the Employers, and all Participants, Former Participants, and Beneficiaries hereunder.

10.5     NOTIFICATION.

         As soon as reasonably possible after the end of each Plan year, the Company shall notify each Participant, Former Participant, and Beneficiary of the balance of his separate account and sub-accounts as of the last day of such Plan year.

10.6     PROCEDURES REGARDING OFFERS TO ACQUIRE COMPANY STOCK

         All decisions with respect to offers to acquire Company Stock held in the Goodyear Stock Fund and the Suspense Fund shall be made only by the Participants, Former Participants, and Beneficiaries acting in their capacity as Named Fiduciaries in accordance with the provisions of this
         Section 10.6 set forth below; provided, however, that the provisions of this Section 10.6 shall not be applicable with respect to sales of Company Stock by the Trustee for the purposes of making distributions under the terms of the Plan, payment of expenses, and meeting other cash requirements of the Trust.

         (a) In the event an offer shall be received by the Trustee to purchase or exchange any Company Stock held by the Trust, the Trustee will advise each Participant, Former Participant, and Beneficiary who has an interest in the Goodyear Stock Fund in writing of the terms of the offer as soon as practicable after its commencement and will furnish each such person with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange Company Stock represented by his Goodyear Stock Fund account. The materials furnished to the Participants, Former Participants, and Beneficiaries shall include (i) a notice from the Trustee that the Trustee will not tender or exchange any Company Stock for which timely instructions are not received by the Trustee and (ii) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to applicable law. The Company and the Trustee may also provide Participants, Former Participants, and Beneficiaries with such other material concerning the offer as the Trustee or the Company in its discretion determines to be appropriate; provided, however, that prior to any distribution of materials by the Company, the Trustee shall be furnished with sufficient numbers of complete copies of all such materials. The Company will cooperate with the Trustee to ensure that Participants, Former Participants, and Beneficiaries receive the requisite information in a timely manner.

         (b) The Trustee shall tender or not tender Company Stock or exchange or not exchange Company Stock held in the Goodyear Stock Fund (including fractional shares) only as and to the extent instructed by the Participants, Former Participants, and Beneficiaries as Named Fiduciaries with respect to Company Stock represented by their respective Goodyear Stock Fund accounts. If tender or exchange instructions for Company Stock held in the Goodyear Stock Fund represented by the Goodyear Stock Fund account of any Participant, Former Participant, or Beneficiary, as the case may be, are not timely received by the Trustee, the Trustee will treat the non-receipt as a direction not to tender or exchange such Company Stock. The instructions received by the Trustee from Participants, Former Participants, and Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers, or employees of the Company, or of any other company, except as otherwise required by law.

         (c) Each Participant for whom there is maintained a Goodyear Stock Fund account and who is entitled to direct the Trustee whether or not to tender or exchange Company Stock represented by his Goodyear Stock Fund account shall, as a Named Fiduciary, separately direct the Trustee with respect to the tender or exchange of a portion of the Company Stock that is held in the Suspense Fund. Such direction shall apply to the number of shares of Company Stock held in the Suspense Fund multiplied by a fraction, the numerator of which is the number of shares of Company Stock held in the Goodyear Stock Fund in which the Participant has an interest, and the denominator of which is the total number of shares of Company Stock held in the Goodyear Stock Fund reflecting the interest of all Participants who have provided directions to the Trustee under this Section 10.6. For purposes of determining the fraction in the preceding sentence, shares of Company Stock held in the Goodyear Stock Fund with respect to which Participants, Former Participants, and Beneficiaries are deemed to have issued a direction not to tender Shares (because the Trustee did not receive timely instructions from such persons, as described in paragraph (b) of this Section 10.6), shall not be counted in either the numerator or the denominator of said fraction.

         (d) In the event, under the terms of an offer or otherwise, any shares of Company Stock tendered for sale, exchange, or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants, Former Participants and Beneficiaries as Named Fiduciaries, entitled under this
                  Section 10.6 to give instructions as to the sale, exchange, or transfer of securities pursuant to such offer.

         (e) In the event that an offer for fewer than all of the shares of Company Stock held by the Trustee shall be received by the Trustee, each Participant, Former Participant, and Beneficiary who has an interest in any Company Stock held in the Goodyear Stock Fund subject to such offer shall be entitled to direct the Trustee as to the acceptance or rejection of such offer (as provided by this Section 10.6) with respect to the largest portion of such Company Stock as may be possible given the total number or amount of shares of Company Stock the Plan may sell, exchange, or transfer pursuant to the offer based upon the instructions received by the Trustee from all other persons who shall timely instruct the Trustee pursuant to this
                  Section 10.6 to sell, exchange, or transfer such shares pursuant to such offer, each on a pro rata basis in accordance with the number or amount of such shares of Company Stock represented by his Goodyear Stock Fund account.

         (f) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants, Former Participants and Beneficiaries pursuant to paragraphs (a) through (e) of this Section 10.6, and prior to termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants, Former Participants, and Beneficiaries to the Trustee (i) with respect to securities tendered for sale, exchange, or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange, or transfer pursuant to the second offer and
                  (ii) with respect to securities not tendered for sale, exchange, or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange, or transfer pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants, Former Participants, and Beneficiaries in the same manner and in the same proportion as provided in paragraphs (a) through (e) of this Section 10.6. With respect to any further offer for any Company Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

         (g) A Participant's, Former Participant's, or Beneficiary's instructions to the Trustee to tender or exchange Company Stock will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such person's interest in the Plan. Funds received in exchange for tendered shares will be credited to the Goodyear Stock Fund account of the person with respect to whom such shares of Company Stock were tendered or the Suspense Fund from which such shares of Company Stock were tendered and will be used by the Trustee to purchase Company Stock, as soon as practicable. In the interim, the Trustee will invest such funds in short-term investments permitted under the Plan.

                                   ARTICLE XI

                           WITHDRAWALS WHILE EMPLOYED

11.1     WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS.

         A Participant may elect to withdraw in cash an amount equal to all or any portion of the value of the balance of his sub-account attributable to his After-Tax Contributions as of the most recent valuation date. In the event a Participant has more than one Investment Fund in his sub-account attributable to After-Tax Contributions and he withdraws only a portion of the balance of such sub-account, the withdrawal shall be charged to each of the Investment Funds in the ratio that the balance of the sub-account invested in the Investment Fund as of the most recent valuation date bears to the balance of the sub-account as of such date.

11.2     WITHDRAWAL OF MATCHING EMPLOYER CONTRIBUTIONS.

         Prior to his attainment of age 59-1/2, a Participant may not withdraw amounts attributable to Matching Employer Contributions unless the Company has made a determination that a hardship exists and such withdrawal is made in accordance with the provisions of Section 11.4. A Participant who has attained the age of 59-1/2 may elect to withdraw in cash an amount equal to all or any portion of his vested interest in the value of the balance of his sub-account attributable to Matching Employer Contributions as of the most recent valuation date. A Participant's vested interest in Matching Employer Contributions shall be the amount in which he would be vested under Section 12.2 had he terminated his employment with his Employer. In the event a Participant has one or more Investment Funds in his sub-account attributable to Matching Employer Contributions and he withdraws only a portion of the balance of such sub-account, the withdrawal shall be charged to each of the Investment Funds in the ratio that the balance of the sub-account invested in the Investment Fund as of the most recent valuation date bears to the balance of the sub-account as of such date.

11.3     WITHDRAWAL OF TAX-DEFERRED CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS.

         Prior to his attainment of age 59-1/2, a Participant may not withdraw amounts attributable to Tax-Deferred Contributions or Catch-Up Contributions unless the Company has made a determination that a hardship exists and such withdrawal is made in accordance with the provisions of Section 11.4. A Participant who has attained the age of 59-1/2 may elect to withdraw in cash an amount equal to all or any portion of the value of the balance of his sub-account attributable to his Tax-Deferred Contributions and his sub-account attributable to his Catch-Up Contributions as of the most recent valuation date. In the event a Participant has more than one Investment Fund in his sub-account(s) attributable to Tax-Deferred Contributions and Catch-Up Contributions and he withdraws only a portion of the balance of such sub-account(s), the withdrawal shall be charged to each of the Investment Funds in the ratio that the balance of the sub-account(s) invested in the Investment Fund as of the most recent valuation date bears to the balance of the sub-account(s) as of such date.

11.4     CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS.

         Notwithstanding anything to the contrary contained in this Article XI, the restrictions imposed in Sections 11.2 and 11.3 which prohibit withdrawal of amounts attributable to Tax-Deferred Contributions, Catch-Up Contributions and Matching Employer Contributions prior to the attainment of age 59-1/2 shall be inapplicable in any case in which the Company, with respect to a withdrawal made hereunder, has made a determination that the withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant in accordance with the provisions of this Section 11.4. The Company shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

         (a) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code);

         (b) purchase (excluding mortgage payments) of a principal residence for the Participant.

         (c) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant;

         (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

         (e)      funeral expenses of a member of the Participant's family.

         A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

         (f) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

         (g) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Company or any related corporation.

         (h) The Participant's Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions and the Participant's elective tax-deferred contributions and employee after-tax contributions under all other tax-qualified plans maintained by the Company or any related corporation shall be suspended for at least 12 months after his receipt of the withdrawal and he may not have any further Tax-Deferred Contributions or Catch-Up Contributions made on his behalf nor shall he make any further After-Tax Contributions until the Enrollment Date next following the expiration of 12 months after the effective date of such withdrawal; provided, however, that this paragraph (h) shall not apply if the Participant has attained age 59-1/2. Effective January 1, 2002, 12 months will be replaced with 6 months in this subparagraph.

         (i) The Participant shall not make Tax-Deferred Contributions, Catch-Up Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by the Company or any related corporation for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's Tax-Deferred Contributions, Catch-Up Contributions and elective tax-deferred contributions under any other plan maintained by the Company or any related corporation for the taxable year of the withdrawal; provided, however, that this paragraph (i) shall not apply if the Participant has attained age 59-1/2.

         The maximum amount that a Participant may withdraw because of a hardship is (i) the balance of his sub-account attributable to Tax-Deferred Contributions, exclusive of any earnings credited to such amounts after December 31, 1988, except to the extent permitted by regulations issued under Section 401(k) of the Code, (ii) his vested interest in his sub-account attributable to Matching Employer Contributions, (iii) the balance of his sub-account attributable to Catch-Up Contributions, exclusive of any earnings, and (iv) the balance of his sub-account attributable to After-Tax Contributions. Hardship withdrawals shall be made effective as of the date on which the withdrawal application is filed and shall be paid to the Participant as soon as practicable thereafter. A Participant shall not fail to be treated as an eligible Employee for the purposes of applying the limitations contained in Sections 4.3 and 6.8 of the Plan merely because his Tax-Deferred Contributions and After-Tax Contributions are suspended in accordance with this Section 11.4.

11.5     SPECIAL AGE 70-1/2 DISTRIBUTION.

         Notwithstanding any other provisions of the Plan to the contrary, a Participant may elect to commence distribution of his vested interest in his separate account as of any date after such Participant has attained age 70-1/2. Any distribution of a Participant's interest under this Section 11.5 shall be made in accordance with the otherwise applicable provisions of Article XII.

11.6     ADJUSTMENT OF ACCOUNTS.

         The Trustee shall adjust the separate account and sub-accounts of each Participant who makes a withdrawal under Section 11.1, 11.2, 11.3, 11.4, or 11.5 to reflect such withdrawal as of the date of such withdrawal, charging any such withdrawal against the Investment Funds, as appropriate.

                                  ARTICLE XII

                  TERMINATION OF PARTICIPATION AND DISTRIBUTION

12.1     TERMINATION OF PARTICIPATION.

         Each Participant shall cease to be a Participant hereunder on the first to occur of the following dates:

         (a) on the date such Participant's employment with an Employer or a related corporation is terminated after he has attained age 65;

         (b) on the date such Participant's employment with an Employer or a related corporation is terminated because of physical or mental disability preventing his continuing in the service of such employer, as determined by the Company upon the basis of a written certificate of a physician acceptable to it or, if earlier, on the first anniversary of the first day of a period in which he remains absent from the service of the Company and all subsidiaries of the Company because of physical or mental disability preventing his continuing in the service of his employer, as determined by the Company upon the basis of a written certificate of a physician acceptable to it;

         (c) on the date such Participant's employment with an Employer or a related corporation is terminated because of the death of such Participant;

         (d) on the date such Participant's employment with an Employer or a related corporation is terminated after he has completed four years of Continuous Service; or

         (e) on the date such Participant's employment with an Employer or a related corporation is terminated under any other circumstances, including, in particular, (i) the date the Participant's employment with an Employer or related corporation is terminated in connection with the sale by the Employer or related corporation of substantially all of the assets used in a trade or business, even though the Participant continues employment with the entity acquiring such assets, and (ii) the date of the sale by an Employer or related corporation of its interest in a subsidiary that employs the Participant, even though the Participant continues employment with such subsidiary.

         provided, however, that if any such date shall be a valuation date, such Participant shall for all purposes hereof cease to be a Participant upon the next succeeding day. Written notice of a Participant's Settlement Date shall be given promptly by the Company to the Trustee. Notwithstanding anything to the contrary contained in the Plan, a Participant's right to receive distribution of the balance of his separate account as of his Settlement Date, in accordance with the provisions of this Article XII, shall be fully vested and nonforfeitable upon attainment of age 65.

12.2     VESTING OF SEPARATE ACCOUNTS.

         A Participant's vested interest in his sub-accounts attributable to Tax-Deferred Contributions, After-Tax Contributions and Catch-Up Contributions shall be at all times 100%. As of a Participant's Settlement Date, and after notice thereof has been given as provided in
         Section 12.1, the balance of the Participant's sub-account attributable to Matching Employer Contributions shall be vested as follows:

         (a) In the event such Participant's Settlement Date occurs under the conditions specified in paragraph (a), (b), (c) or (d) of
                  Section 12.1, such Participant shall be 100% vested in the entire balance of his sub-account attributable to Matching Employer Contributions as of such Settlement Date.

         (b) In the event such Participant's Settlement Date occurs under the conditions stated in paragraph (e) of Section 12.1, such Participant shall have no vested interest in his sub-account attributable to Matching Employer Contributions, and he shall in no event receive any distribution from his sub-account attributable to Matching Employer Contributions as of such Settlement Date.

         Furthermore, if such a Participant does not return to employment with an Employer or a related corporation within one year of his Severance Date, his interest in his sub-account attributable to Matching Employer Contributions shall be disposed of in accordance with the provisions of
         Section 12.8. If he returns to employment with an Employer or a related corporation within one year of his Severance Date, his interest in his sub-account attributable to Matching Employer Contributions shall continue to be determined in accordance with the provisions of the Plan, depending on whether he again becomes an active Participant in accordance with Section 3.5.

12.3     DISTRIBUTION.

         The Trustee shall make distribution to or for the benefit of the Former Participant or his Beneficiary, as the case may be, of his vested interest in his separate account, provided, however, that, in order to insure that all pre-Settlement Date contributions have been credited to the separate account of the Former Participant, no distribution shall be made prior to the last day of the month in which the Former Participant's Settlement Date occurs. Distribution shall be made in a lump-sum payment unless such Participant's Settlement Date occurred under the conditions specified in paragraph (a), (b), (c), or (d) of
         Section 12.1, in which event distribution shall be made by such one or more of the following methods as the Former Participant shall select:

         (a)      in a single lump-sum payment;

         (b) in a series of annual, semiannual, quarterly, or monthly installments over a period not in excess of the life expectancy of the Former Participant, or his Beneficiary if the Former Participant has died, or a period not in excess of the joint life and last survivor expectancy of the Former Participant and his Beneficiary, calculated either once at the time installment payments begin or annually for the Former Participant and/or his Beneficiary, if his Beneficiary is his spouse, as determined by the Former Participant at the time installment payments begin, such installments to be equal in amount except as necessary to adjust for any net income of and changes in the market value of the respective Funds, or by any other method reasonably calculated to provide a more rapid distribution of his interest; or

         (c) in a series of fixed annual installments over a period not in excess of the joint life and last survivor expectancy of the Former Participant and his Beneficiary.

         Distribution under any such method shall be made or commenced as soon as reasonably practicable after the Former Participant's Settlement Date, but in no event later than 60 days after the close of the Plan year in which the Former Participant terminated employment after having attained age 65; provided, that the Company with the consent of a Former Participant whose Settlement Date occurs under the conditions stated in either paragraph (a) or (d) of Section 12.1 may defer making or commencing distribution beyond the date otherwise specified in this sentence until the Former Participant attains age 70 or dies, or until the Plan is terminated, whichever first occurs. In the event that the Trustee is unable to make a distribution to a Former Participant or Beneficiary within one year of the date distribution is otherwise to be made in accordance with the provisions of this Section 12.3, due to its inability to find such Former Participant or Beneficiary, the entire interest of such Former Participant or Beneficiary shall be disposed of in accordance with the provisions of Section 12.8; provided, that in the event such Former Participant or Beneficiary shall at any time in the future make a claim for his interest in the Plan, it shall be paid to him as soon as possible. Notwithstanding the foregoing, if the balance carried in the separate account of a Former Participant, excluding the value of the Former Participant's Rollover Account, is in excess of $5,000 and the Former Participant has not attained age 65, no distribution shall be made to such Former Participant without his written consent. Without regard to the method of distribution of a Former Participant's benefit or whether distribution of the benefit of the Former Participant has commenced, a partial distribution may be made to the Former Participant or his Beneficiary once in any calendar year at any time after the Former Participant's Settlement Date when a vested interest remains credited to his separate account. The amount of the partial distribution shall be stated as a dollar amount or a percentage of the Former Participant's separate account, but not in excess of the Former Participant's vested interest in his separate account remaining under the Plan at the time of the distribution.

12.4     REQUIRED COMMENCEMENT OF DISTRIBUTION.

         Notwithstanding any other provisions of the Plan to the contrary, in no event shall the interest attributable to a Participant or Former Participant be distributed commencing later than the April 1 following the later of (a) the calendar year in which he attains age 70 1/2, or
         (b) except in the case of a Participant who is a five-percent owner with respect to the Plan year ending in the calendar year in which the Participant attains age 70-1/2, the calendar year in which he retires. In addition, in no event shall such interest be payable over a period extending beyond the life of the Participant or the joint lives of the Participant and his Beneficiary, or, alternatively, over a period extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary. A Participant, other than a five-percent owner, who has attained age 70-1/2 and has not retired and who has been receiving required minimum distributions from the Plan for any year prior to 1997 may elect not to receive any further distributions from the Plan until not later than April 1 following the calendar year in which he retires.

         If a Participant or Former Participant dies after distribution of his entire interest has been commenced, the remaining portion of his interest under the Plan, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution being used at the date of his death. If a Participant or Former Participant dies before the distribution of his entire interest has commenced, the entire interest attributable to such Former Participant must be distributed within 5 years after the date of his death; except that such 5-year distribution requirement shall not apply (i) to any portion of such Former Participant's interest under the Plan that is payable to his Beneficiary over the Beneficiary's lifetime, or over a period not extending beyond the life expectancy of his Beneficiary, so long as such distribution commences no later than one year after the date of such Former Participant's death (or such later date as may be prescribed by applicable Treasury Regulations), or (ii) to any portion of such Former Participant's interest under the Plan that is payable to his surviving spouse over the surviving spouse's lifetime, or over a period not extending beyond the life expectancy of such surviving spouse, so long as the distribution commences no later than the date on which the Former Participant would have attained age 70 1/2. If a surviving spouse dies before distribution commences pursuant to the immediately foregoing clause (ii), the 5-year distribution requirement applies as if the surviving spouse were the Former Participant.

         With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

12.5     FORM OF DISTRIBUTION.

         All distributions under this Article XII with respect to any amount which is attributable to the interest of a Former Participant shall be made in the form of cash, except that if he or, if he is deceased, his Beneficiary so requests, the amount attributable to his interest in the Goodyear Stock Fund shall be paid in the form of Company Stock, with an amount equivalent in value to any fractional share of Company Stock paid in cash.

12.6     ELECTION OF FORMER VESTING SCHEDULE.

         In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's nonforfeitable interest attributable to Matching Employer Contributions, any Participant with three or more years of Continuous Service shall have a right to have his nonforfeitable interest in amounts attributable to Matching Employer Contributions continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in amounts attributable to Matching Employer Contributions under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. An Employee shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he received notice of such amendment from the Company, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 12.6, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

12.7     BUY BACK OF FORFEITED AMOUNTS.

         A Participant who forfeited all or a portion of the amounts credited to his sub-account attributable to Matching Employer Contributions in accordance with the provisions of Section 12.2 and who is reemployed by an Employer or a related corporation shall have such forfeited amounts recredited to his sub-account attributable to Matching Employer Contributions upon his subsequent reemployment as an Employee, without adjustment for interim gains or losses experienced by the Trust Fund, if:

         (a) he returns to employment with an Employer or a related corporation before he incurs five consecutive breaks in service commencing after the later of his Settlement Date or the date he received distribution of the vested portion of his separate account;

         (b) he resumes employment covered under the Plan before the end of the five-year period beginning on the date he is reemployed; and

         (c) if he received distribution of the vested portion of his separate account, he repays to the Plan the full amount of such distribution before the end of the five-year period beginning on the date he is reemployed.

         Funds needed in any Plan year to recredit the sub-account attributable to Matching Employer Contributions of such Participant with the amounts or prior forfeitures in accordance with the preceding sentence shall first come from forfeitures that arise during such Plan year, to the extent sufficient, next shall be provided by his Employer by way of a separate Matching Employer Contribution, and shall finally come from income earned by the Trust Fund in such Plan year.

12.8     DISPOSITION OF FORFEITED BALANCES.

         Whenever settlement is made with respect to a Former Participant on the occurrence of his Settlement Date and the balance of his sub-account attributable to Matching Employer Contributions is not vested, such balance shall be deemed a forfeiture for the month in which the settlement occurs. If settlement is not made with respect to a Former Participant on the occurrence of his Settlement Date and if the balance of his sub-account attributable to Matching Employer Contributions is not vested, such balance shall be deemed a forfeiture for the month in which the fifth anniversary of his Severance Date occurs, unless he is reemployed as an Employee prior to such date. In either case, as of the last day of such month, the forfeitures attributable to each sub-account attributable to Matching Employer Contributions and to each other separate account shall be applied against the Matching Employer Contribution obligation of the Employers incurred during such month. Notwithstanding the foregoing, however, should the amount of all such forfeitures of Matching Employer Contributions for any Plan year exceed the amount of the Matching Employer Contribution obligation of the Employers for such Plan year, the excess amount of such forfeitures (together with any such forfeitures for prior Plan years not theretofore applied against such contribution obligation of the Employers) shall for all Plan purposes be applied against the Matching Employer Contribution obligation of the Employers for the next following Plan year.

12.9     EFFECT OF COMPANY'S DETERMINATION.

         In exercising its authority under this Article XII, the Company shall act in such manner as it shall in good faith determine will most adequately and fairly meet the needs of each Former Participant or Beneficiary, as the case may be. No authority shall be exercised in such manner as to discriminate between any class or group of Participants. The Company's determination of all questions which may arise under this Article XII (if made in accordance with the standards prescribed herein and in Section 14.1) shall be conclusive upon all persons claiming to have any interest hereunder. In making any determinations hereunder, the Company may rely upon any signed statement which the Participant files with it.

12.10    REEMPLOYMENT OF A FORMER PARTICIPANT.

         Subject to the provisions of Section 3.5 and Section 12.7, in the event a Former Participant is reemployed by an Employer, he shall be treated as a new employee for all purposes of the Plan. If he again becomes a Participant, he shall lose his right to any distributions or further distributions from the Trust Fund with respect to the prior termination of his employment, and his interest in the Trust Fund shall thereafter be treated in the same manner as that of any other Participant.

12.11    RESTRICTIONS ON ALIENATION.

         Except as provided in Section 401(a)(13)(B) of the Code (relating to qualified domestic relations orders), Sections 401(a)(13)(C) and (D) of the Code (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under the Act, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under the Act, occurring after August 4,
         1997), Section 1.401(a)-13(b)(2) of Treasury Regulations (relating to federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process;

         and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

12.12    FACILITY OF PAYMENT.

         In the event that it shall be found that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Company, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Company. Any such payment shall be charged to the sub-accounts from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

12.13    DISTRIBUTIONS TO OTHER QUALIFIED PLANS.

         In the case of a Participant or Former Participant whose vested interest in his separate account under the Plan has not been fully distributed and who is eligible to participate in another plan that is qualified under Section 401(a) of the Code, the Company may direct the Trustee to transfer the amount of such accounts under the Plan to the funding agent for such plan if the plan to receive the transfer (i) authorizes acceptance of such transfers, (ii) provides that transferred amounts shall be held in a separate account, and (iii) provides that the transferred amounts shall be fully vested and nonforfeitable, with the exception that in the case of a transfer of accounts to a plan of an Employer or related corporation, the Participant's or Former Participant's vested interest in such transferred accounts shall be determined as of the date of transfer based on the vesting provisions of the Plan in effect on such date, and on and after the date of transfer the vested interest shall be determined based on the vesting provisions of the transferee plan or, in the event an election of a prior vesting schedule applies with respect to the Participant or Former Participant, based on the vesting provisions of the Plan as of the date of transfer.

12.14    ESOP REQUIRED DISTRIBUTION.

         Notwithstanding the foregoing provisions of this Article XII, for purposes of compliance with the provisions of Section 4975(e)(7) and
         Section 409 of the Code, unless a Participant otherwise elects to defer the receipt of his Plan benefit, the distribution of the Participant's vested Plan benefit attributable to Matching Employer Contributions shall commence not later than one year after the close of the Plan
         Year:

         (a) in which the Participant separates from service by reason of normal retirement, disability, or death, or

         (b) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separated from service, and the Participant has not become re-employed by the Employer before distribution is required to begin under this Section 12.14.

         For purposes of this Section 12.14, however, if Company Stock acquired with the proceeds of an Acquisition Loan is credited to a Participant's account, the distribution requirement of this Section 12.14 shall not apply to such Company Stock (unless the Plan Administrator determines otherwise) until one year after the last day of the Plan Year in which the Acquisition Loan is paid in full. Distributions required under this
         Section 12.14 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of the Plan other than this Section 12.14. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

12.15    RIGHT OF FIRST REFUSAL.

         At any time that Company Stock is not publicly traded, all Company Stock attributable to Matching Employer Contributions distributed by the Trustee may, as determined by the Company, be subject to a "right of first refusal." Such a "right" shall provide that prior to any subsequent transfer, the Company Stock must first be offered by written offer to the Trust, and then, if refused by the Trust, to the Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be the fair market value determined as of the valuation date coinciding with or immediately preceding the date offered to the Trust. In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trustee and the Company shall be at the greater of fair market value or the price offered to be paid by the prospective bona fide purchaser; provided, however, that the Trust shall not purchase any Company Stock when the purchase price of such Company Stock is in excess of fiar market value. The Trust or the Company, as the case may be, may accept the offer at any time during a period not exceeding 14 days after receipt of such offer.

12.16    RIGHTS TO PUT COMPANY STOCK.

         If Company Stock distributed to a Participant, Former Participant, or Beneficiary is, at the time of the distribution, not publicly traded or is then subject to a trading limitation, the Participant, Former Participant, or Beneficiary will have an option (the "Put") to require the Company to purchase all of the shares of Company Stock attributable to Matching Employer Contributions actually distributed to him for the Option Price (as defined below). A "trading limitation" is a restriction under any federal or state securities law, or applicable regulation, or an agreement, which would make the Company Stock not as freely tradable as Company Stock not subject to the restriction. The Put may be exercised at any time during the Option Period (as defined below) by giving the Company written notice of the election to exercise the Put.

         (a) The "Option Period" is the 60-day period following the day on which a Participant, Former Participant, or Beneficiary receives a distribution. If the Participant, Former Participant, or Beneficiary does not exercise the Put during the 60-day period, the Option Period will also be the 60-day period beginning on the 12-month anniversary of the day on which the Participant, Former Participant, or Beneficiary receives a distribution. The Option Period will be extended by the amount of time during which the Company is unable to honor the Put by reason of applicable federal or state law.

         (b) The "Option Price" will be the value of each share of Company Stock as of the valuation date immediately preceding the date the Put is exercised, multiplied by the number of shares of Company Stock to be sold under the Put, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares. The Option Price will be payable in cash and/or in installments beginning not later than 30 days after the Company receives written notice of the election by the Participant, Former Participant, or Beneficiary to exercise the Put.

         If the distribution of Company Stock to the Participant, Former Participant, or Beneficiary constituted a distribution within one taxable year of the balance to the credit of the Account, the Company reserves the right to establish guidelines to be exercised in a uniform and nondiscriminatory manner to make payment for the shares of Company Stock subject to the Put on an installment basis in substantially equal annual, quarterly, or monthly payments over a period not to exceed five years. The Company will pay reasonable interest at least annually on the unpaid balance of the Option Price and will provide to the Participant, Former Participant, or Beneficiary adequate security with respect to the unpaid balance. The Put will not be assignable, except that the Participant's donees or, in the event of a Participant's death, his personal representative, will be entitled to exercise the Put. The Trustee in its discretion may, with the Company's consent, assume the Company's obligation under this Section 12.16 at the time a Participant, Former Participant, or Beneficiary exercises the Put. If the Trustee does assume the Company's obligations, the provisions of this Section 12.16 that apply to the Company will also apply to the Trustee. The Put will also apply to Company Stock that is publicly traded without restriction when distributed but which ceases to be publicly traded or which becomes subject to a trading limitation during the Option Period. In that event, the Corporation will notify in writing each Participant, Former Participant, or Beneficiary to whom the Put becomes applicable that the Company Stock held by the Participant, Former Participant, or Beneficiary is subject to the Put for the remainder of the applicable Option Period and will inform the Participant, Former Participant, or Beneficiary of the terms of the Put. If the written notice is given later than ten days after the Company Stock ceases to be publicly traded or becomes subject to a trading limitation, the period during which the Put may be exercised will be extended by the number of days between the tenth day and the date the notice is actually given. The Company will notify each Participant, Former Participant, and Beneficiary that is eligible to exercise the Put of the fair market value of each share of Company Stock as soon as practicable following its determination. The Company will send all notices required under this Section 12.16 to the last known address of a Participant, Former Participant, or Beneficiary, and it will be the duty of those persons to inform the Company of any changes in address.

12.17    OTHER OPTIONS.

         Except as otherwise provided in this Article XII, no person may be required to sell Company Stock to the Company, nor may the Trust enter into an agreement that obligates the Trust to purchase Company Stock upon the death of a shareholder.

12.18    NONTERMINABLE PROTECTION AND RIGHTS.

         Except as provided in Sections 12.15 and 12.16 or as otherwise required by applicable law, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not such Acquisition Loan has been repaid or the Plan ceases to be an employee stock ownership plan. Moreover, if the Trustee holds or distributes any Company Stock acquired with the proceeds of an Acquisition Loan, which Company Stock is not publicly traded without restriction when distributed or which ceases to be so traded within 15 months after distribution, and either such Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan, the Put described in Section 12.16 shall be nonterminable with respect to such Company Stock.

                                  ARTICLE XIII

                                  BENEFICIARIES

13.1     DESIGNATION OF BENEFICIARY.

         In the case of a Participant or Former Participant who is not married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or Former Participant dies before his interest shall have been distributed to him in full shall be such person or persons designated by the Participant or Former Participant. In the case of a Participant or Former Participant who is married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or Former Participant dies before his interest shall have been distributed to him in full shall be his surviving spouse, if any, or alternatively such person or persons designated by the Participant or Former Participant, provided that such designation has been consented to by the surviving spouse, if any, of such Participant or Former Participant in the manner herein specified. A designation of Beneficiary hereunder may be changed at any time and from time to time by the Participant or Former Participant, provided that such change of designation has been consented to by the surviving spouse, if any, of such Participant or Former Participant in the manner herein specified. Any such designation or change of designation, with spousal consent when necessary, shall be made in writing in the form prescribed by the Company, and shall become effective only when filed by the Participant or Former Participant with the Company; provided, however, that any such designation or change of designation which is received by the Company after the death of the Participant or Former Participant shall be disregarded. Spousal consent, where required, shall be effective only if it is in writing, it includes an acknowledgment of the effect of the consent being given, and it is witnessed by a Plan representative or a notary public. Spousal consent shall not be required if a Plan representative finds that such spouse cannot be located or because of other circumstances set forth in Section 417(a)(2)(B) of the Code and regulations thereunder. Any consent by a spouse obtained under this Section 13.1 shall be effective only with respect to such spouse.

13.2     BENEFICIARY IN THE ABSENCE OF DESIGNATION.

         If a deceased Participant or Former Participant has no surviving spouse and if either no Beneficiary for such Participant or Former Participant shall have been designated, or if all those designated as his Beneficiary shall die prior to the death of such Participant or Former Participant, then the Beneficiary shall be one of the following: his surviving children per stirpes; if there are no surviving children, then his surviving parents per stirpes; if there are no surviving parents, then his surviving brothers and sisters per stirpes; if there are no surviving brothers or sisters, then the estate of such Participant or Former Participant. If any Beneficiary shall die after becoming entitled to receive distribution hereunder and before such distribution is made in full, and if no other Beneficiary shall have been designated to receive the balance of such distribution upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

                                  ARTICLE XIV

                                 ADMINISTRATION

14.1     AUTHORITY OF COMPANY.

         The Company shall have all the powers and authority expressly conferred upon it herein and further shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject, however, to the provisions of Section 14.3. In exercising such powers and authority, the Company shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company and the Trustee shall be "named fiduciaries" as that term is defined in Section 402(a)(2) of the Act. The Company, by action of its Board of Directors, may:

         (a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or to it granted by this Article XIV, to the Trustee; and

         (b) designate a person or persons other than the Company to carry out any of such powers, authority, or responsibilities;

         except that no power, authority, or responsibility of the Trustee shall be subject to the provisions of paragraph (b) of this Section 14.1, and except that no allocation or delegation by the Company of any of its powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Company.

14.2     ACTION OF COMPANY.

         Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (i) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person authorized to act for the Company in accordance with Section 14.1. Subject to the provisions of Section 14.3, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

14.3     CLAIMS REVIEW PROCEDURE.

         Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of the Company's decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

         (a) the date on which the Claimant's request was filed with the Plan Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

         (b) the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

         (c) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the Company's previous denial of his claim for benefits and accept his claim as made; and

         (d) any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this
                  Section 14.3.

         The Pension Board shall conduct a full and fair review of the Company's decision denying the Claimant's claim for benefits at its next regularly scheduled quarterly meeting, unless the Pension Board deems that it needs more facts or the date determined pursuant to paragraph
         (a) of this Section 14.3 is within 30 days of such meeting, in which case the Pension Board shall conduct its review at its next following meeting. The Pension Board shall render its written decision following the review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

14.4     INDEMNIFICATION.

         In addition to whatever rights of indemnification the members of the Board of Directors of the Company, or any other person or persons (other than the Trustee) to whom any power, authority, or responsibility of the Company is designated pursuant to paragraph (b) of Section 14.1, may be entitled under the articles of incorporation or regulations of the Company, under any provision of law or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion of the Company as provided under the Plan, or reasonably believed by such member or such other person or persons to be provided hereunder, and any action taken by such member or such other person or persons in connection therewith.

14.5     QUALIFIED DOMESTIC RELATIONS ORDERS.

         The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Notwithstanding any other provisions of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

14.6     ACQUISITION LOANS

         An Acquisition Loan shall be subject to the following requirements:

         (a) The proceeds of the Acquisition Loan must be used within a reasonable period of time after receipt by the Trustee only for any or all of the following purposes:

                  (i)      to acquire Company Stock;

                  (ii)     to repay such loan; or

                  (iii)    to repay a prior such loan.

         (b) The Acquisition Loan must be at a reasonable rate of interest and for a specific term;

         (c) Any collateral pledged to the creditor by the Trustee shall consist only of the assets purchased with the borrowed funds;

         (d) The creditor shall have no recourse against the Trust except with respect to the collateral pledged, the contributions of the Employers (other than contributions of Company Stock) that are made to the Trust to meet its obligations under such loan, and the earnings attributable to such collateral and the investment of such contributions, and payments made with respect to such loan by the Trustee during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to such Plan Year less such payments in prior Plan Years; and

         (e) In the event of default on the loan, the value of Trust assets transferred in satisfaction of the loan must not exceed the amount of default, and if the lender (other than a guarantor) is a disqualified person, the loan shall provide for a transfer of Trust assets upon default only upon and to the extent of the failure of the Trust to meet the payment schedule of the loan.

         Notwithstanding anything to the contrary contained in the Plan, the Company agrees to contribute to the Trust amounts sufficient to pay each installment of principal and interest on any Acquisition Loan on or before the date such installment is due.

                                   ARTICLE XV

                           TRUSTEE AND TRUST AGREEMENT

         The Company has executed a Trust Agreement with the Trustee, setting forth the terms, provisions, and conditions of a trust for the Plan, pursuant to which the Trustee shall hold, manage, and administer all trust property so as to effectuate the provisions of the Plan. The Trust Agreement is subject to amendment and termination, and the Company may change the Trustee, all as provided in the Trust Agreement. The terms and provisions of the Trust Agreement are hereby incorporated by reference.

                                  ARTICLE XVI

                            AMENDMENT AND TERMINATION

16.1     AMENDMENT.

         Subject to the provisions of Section 16.2, the Company may at any time and from time to time, by action of its Board of Directors, amend the Plan, except that the powers and duties of the Trustee shall not be substantially changed without its approval. Any such amendment shall be by written instrument executed by the Company and delivered to the Trustee, and may be made retroactively if in the opinion of the Company such amendment is necessary to enable the Plan and Trust Fund to meet the requirements of the Code (including the regulations and rulings issued thereunder) or the requirements of any governmental authority.

16.2     LIMITATION ON AMENDMENT.

         The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Employee, Participant, Former Participant or person claiming under or through any one or more of them pursuant to the Plan, except that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust Fund. Moreover, no such amendment shall be made hereunder of the Trust Fund which shall permit any part of the property to revert to any Employer or be used or be diverted to purposes other than the exclusive benefit of employees, Participants, Former Participants, and Beneficiaries.

16.3     TERMINATION.

         The Company reserves the right, by action of its Board of Directors, to terminate the Plan as to all Employers at any time, which termination shall become effective upon notice in writing to the Trustee (the effective date of such termination being hereinafter referred to as the "termination date"). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers. In the event of the termination of the Plan, written notice thereof shall be given to all Participants, Former Participants, and Beneficiaries having an interest under the Plan and to the Trustee. Upon any such termination of the Plan, the Trustee, the investment managers, and the Company shall take the following actions for the benefit of Participants, Former Participants, and Beneficiaries:

         (a) As of the termination date, the Trustee shall value the Goodyear Stock Fund and the assets of the other Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall value the assets of the Investment Funds with respect to which he has been appointed. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager. The Trustee shall then adjust all separate accounts and sub-accounts in the manner provided in
                  Section 10.1, with any
                  unallocated contributions being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a valuation date for purposes of Article X. In determining the net worth of the Trust Fund hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust Fund and the liquidation and distribution of the property of the Trust Fund, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

         (b) The Trustee thereafter shall then dispose of all separate accounts to or for the benefit of each Participant, Former Participant, or Beneficiary in accordance with the provisions of Section 12.3.

         Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the interest of each Participant, Former Participant, and Beneficiary shall be fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant, Former Participant, and Beneficiary who is affected by such partial termination shall be fully vested and nonforfeitable. Moreover, no such Plan termination shall affect the continuance of distributions from any separate accounts of Former Participants whose Settlement Dates occurred prior to the termination date in accordance with the method determined by the Company prior to such date.

16.4     WITHDRAWAL OF AN EMPLOYER.

         An Employer other than the Company may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Trustee (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or (subject to Section 16.5) in the event it ceases to be a subsidiary. The withdrawal of an Employer shall be treated as a termination of the Plan with respect to such Employer, and with respect to Participants who at the time are employed by such Employer. In the event of any such withdrawal of an Employer, the Trustee, the investment managers, and the Company shall, as of the withdrawal date, take the action specified in Section 16.3, as on a termination of the Plan, except that there shall be a distribution from the separate accounts only in the case of Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a related corporation. The interest of any Participant employed by such withdrawing Employer who is transferred to or continues in employment with any other Employer or a related corporation, and the interest of any Participant employed solely by an Employer other than the withdrawing Employer, or a related corporation, shall remain unaffected by such withdrawal; no adjustment in his separate account shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

16.5     CORPORATE REORGANIZATION.

         The merger, consolidation, or liquidation of the Company or any Employer with or into the Company, any other Employer, or a related corporation shall not constitute a termination of the Plan as to the Company or such Employer.

                                  ARTICLE XVII

                       ADOPTION BY SUBSIDIARIES; EXTENSION
                           TO NEW BUSINESS OPERATIONS

17.1     ADOPTION BY SUBSIDIARIES.

         Any subsidiary of the Company which at the time is not an Employer may, with the consent of the Board of Directors of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its board of directors and filed with the Company and the Trustee.

17.2     EXTENSION TO NEW BUSINESS OPERATIONS.

         Should any Employer acquire or establish a new plant, division, or other business operation, such Employer may, by action of its board of directors, and with the consent of the Chairman of the Board, the President or an Executive Vice President of the Company, extend Plan coverage to such plant, division, or operation.

                                 ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

18.1     NO COMMITMENT AS TO EMPLOYMENT.

         Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of Compensation of any Employee hereunder for any period.

18.2     BENEFITS.

         Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, Former Participants, and Beneficiaries.

18.3     NO GUARANTEES.

         No Employer nor the Trustee guarantees the Trust Fund from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.

18.4     EXPENSES.

         The expenses of administration of the Plan are considered expenses of the Plan and shall be paid in total from the Trust Fund and by the Company. The brokerage expenses of the Goodyear Stock Fund and the fees of the Trustee shall be paid by the Company. All expenses of the Investment Funds shall be paid from such Funds.

18.5     PRECEDENT.

         Except as otherwise specifically provided, no action taken in accordance with the Plan by the Employers or the Trustee shall be construed or relied upon as a precedent for similar action under similar circumstances.

18.6     DUTY TO FURNISH INFORMATION.

         Each of the Employers and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that any other reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

18.7     WITHHOLDING.

         The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Company notifies the Trustee in writing is to be so withheld, from any payment to any Participant, Former Participant, or Beneficiary hereunder.

18.8     MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS.

         The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

18.9     BACK PAY AWARDS.

         The provisions of this Section 18.9 shall apply only to an Employee or Former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section 18.9 applies was or would have become an Employee after such back pay award or agreement has been effected, and if any such person who had not previously become a Participant pursuant to Section 3.1 shall within 30 days of the date he receives notice of the provisions of this Section 18.9 make an election to become a Participant in accordance with such Section 3.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section 18.9, would have been made under the provisions of Article IV and any After-Tax Contributions which he had not previously made but which, after application of the foregoing provisions of this Section 18.9, he would have made under the provisions of Article V, shall be made out of the proceeds of such back pay award or agreement. To the extent that any additional Tax-Deferred Contributions or After-Tax Contributions are made during the month in accordance with the provisions of the foregoing sentence, his Employer shall make a Matching Employer Contribution for the Plan year in which such month occurs equal to the amount of the Matching Employer Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each Plan year to which such additional contributions relate. The amounts of such additional contributions shall be credited to the separate account of such Participant or Former Participant, as appropriate. Any additional contributions made by such Participant and by an Employer pursuant to this Section 18.9 shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, V, and VI.

18.10    CONDITION ON EMPLOYER CONTRIBUTIONS.

         Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any obligation of an Employer to make any contribution hereunder hereby is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust Fund under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code. Except as otherwise provided in this Section 18.10, however, in no event shall any portion of the property of the Trust Fund ever revert to or otherwise inure to the benefit of an Employer or any related corporation.

18.11    RETURN OF CONTRIBUTIONS TO PARTICIPANTS.

         Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, in the event of the cessation of a Participant's participation in the Plan, on a day other than the last day of a month, or in the event of any termination of the Plan, any After-Tax Contributions which have been deducted from the compensation of a Participant and any Tax-Deferred Contributions which would have reduced his Compensation during such month shall be returned to such Participant or his Beneficiary, and such After-Tax Contributions and Tax-Deferred Contributions shall be treated for all Plan purposes as if they had never been made.

18.12    RETURN OF CONTRIBUTIONS TO AN EMPLOYER.

         The corpus or income of the Trust may not be diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, in the event a Tax-Deferred Contribution or a Matching Employer Contribution:

         (a)      is made under a mistake of fact, or

         (b)      is conditioned upon deduction of the contribution under
                  Section 404 of the Internal Revenue Code and such deduction is disallowed, or

         (c) is conditioned upon the initial qualification of the Plan, or the continuing qualification of the Plan following amendment, under Section 401(a) of the Internal Revenue Code and the Plan does not so qualify, such a contribution may be returned to the Employer within one (1) year after the payment of the contribution, the disallowance of the deduction to the extent disallowed, or the date of denial of the qualification of the Plan, whichever is applicable.

18.13    VALIDITY OF PLAN.

         The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

18.14    PARTIES BOUND.

         The Plan shall be binding upon the Employers, all Participants, Former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

18.15    INDEPENDENT APPRAISALS.

         Notwithstanding anything to the contrary contained in the Plan, all valuations of Company Stock or other Employer securities described in
         Section 4975(e)(8) of the Code
         or in Treasury Reg. ss. 54.4975-12 that are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made as of the valuation date by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code. The value so determined shall be the value of such Shares or other Employer securities for all purposes of the Plan, including distributions to Participants and the purchase of shares under Sections 12.15 and 12.16 from Participants who are not "disqualified persons" under Section 4975 of the Code. If the Plan purchases Shares or other Employer securities from a "disqualified person," the fair market value shall be determined by an independent appraiser as of the date of the transaction.

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                                  ARTICLE XIX

                              TOP-HEAVY PROVISIONS

19.1     APPLICABILITY.

         Notwithstanding anything to the contrary contained in the Plan, the provisions of this Article XIX shall be applicable during any Plan year in which the Plan is determined to be a top-heavy plan as hereinafter defined. In the event that the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the vesting provisions specified in Section
         12.2 and the contribution provisions specified in Section 6.1 shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting schedule does again become applicable, the provisions of Section 12.6 shall apply (i) to preserve the nonforfeitable accrued benefit of any Participant, Former Participant, or Beneficiary and (ii) to permit any Participant with three years of Continuous Service to elect to continue to have his nonforfeitable interest in his sub-account attributable to Matching Employer Contributions determined in accordance with the vesting schedule specified in Section 19.3.

19.2     TOP-HEAVY DEFINITIONS.

         For purposes of this Article XIX, the following definitions shall apply:

         (a) The "determination date" with respect to any Plan year shall mean the last day of the preceding Plan year (or, in the case of the first Plan year of the Plan, the last day of the first Plan year).

         (b) The "valuation date" with respect to any determination date shall mean the most recent revaluation date occurring within a 12-month period ending on the determination date.

         (c) A "key employee" shall mean any Employee or Former Employee who is a key employee pursuant to the provisions of Section 416(i)(1) of the Code and any Beneficiary of such Employee or Former Employee.

         (d) A "non-key employee" shall mean any Employee who is not a key employee.

         (e) A "top-heavy plan" with respect to a particular Plan year shall mean (i), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date, (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with present value of accrued benefits to be determined in accordance with the actuarial assumptions specified in such defined benefit plan, and (iii) any plan included in a required aggregation group that is a top-heavy group. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top-heavy group, such plan shall not be a top-heavy plan. In the case of a defined benefit plan, the accrued benefit of a Participant other than a key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code. For purposes of this paragraph (e), for any Plan year beginning after December 31, 1984, the accounts and accrued benefits of any employee who has not performed an hour of service during the five-year period ending on the determination date shall be disregarded, and for each Plan year beginning after December 31, 2001, the accounts and accrued benefits of any employee who has not performed an hour of service during the one-year period ending on the determination date shall be disregarded.

         (f) A "super top-heavy plan" with respect to a particular Plan year shall mean a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (e) of this Section 19.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

         (g) A "required aggregation group" shall include (i) all plans of each Employer in which a key employee is a participant, and
                  (ii) all other plans of such Employer, including any plans terminated during the five-year period ending on the determination date, which enable a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (h) A "permissive aggregation group" shall mean those plans included in each Employer's required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (i) A "top-heavy group" with respect to a particular Plan year shall mean a required or a permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

         (j) A "super top-heavy group" with respect to a particular Plan year shall mean a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (i) of this

                  Section 19.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition.

19.3     ACCELERATED VESTING.

         In the event the Plan is determined to be a top-heavy plan with respect to any Plan year beginning after December 31, 1983, a Participant whose Settlement Date occurs during such Plan year under the conditions specified in paragraph (e) of Section 12.1 shall be vested in a nonforfeitable percentage of the balance of his sub-account attributable to Matching Employer Contributions which shall be determined by application of the following vesting schedule:

        Years of Continuous Service                Nonforfeitable Percentage
        ---------------------------                -------------------------

        Less than 2 years                                    0%
        2 years but less than 3 years                       25%
        3 years but less than 4 years                       50%
        4 years but less than 5 years                       75%
        5 years or more                                    100%


19.4     TOP-HEAVY EMPLOYER CONTRIBUTION.

         In the event the Plan is determined to be a top-heavy plan with respect to any Plan year beginning after December 31, 1983, the Employer contributions and forfeitures allocated to the sub-account attributable to Matching Employer Contributions of each non-key employee who is a Participant (or who was eligible under Section 3.1 to become a Participant prior to the end of the Plan year but failed to make the written election described therein) and who is not separated from service with the Employer as of the end of the Plan year shall be no less than the lesser of (i) three percent of his compensation for the entire Plan year or (ii) the largest percentage of Compensation that is allocated for such Plan year to the sub-account attributable to Matching Employer Contributions of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer contributions and forfeitures to the sub-account attributable to Matching Employer Contributions of each such non-key employee shall be three percent of the Compensation of the non-key employees. Any minimum allocation to the sub-account attributable to Matching Employer Contributions of a non-key employee required by this
         Section 19.4 shall be made without regard to any social security contribution made by an Employer on behalf of the non-key employee. Notwithstanding the minimum top-heavy allocation requirements of this
         Section 19.4, in the event that the Plan is a top-heavy plan, each non-key employee who is a Participant hereunder (or who was eligible under Section 3.1 to become a Participant prior to the end of the Plan year but failed to make the written election described therein) and who is also covered under a top-heavy defined benefit plan maintained by an Employer will receive the top-heavy benefits provided under such defined benefit plan in lieu of the minimum top-heavy allocation under the Plan.

19.5     ADJUSTMENTS TO SECTION 415 LIMITATIONS.

         In the event that the Plan is a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the Employees that are covered by the Plan, Section 415(e)(6)(B)(i) of the Code shall be applied to the Plan by substituting "$41,500" for "$51,875", except that such substitutions shall not be applied to the Plan if (i) the Plan is not a super top-heavy plan, (ii) the Employer contribution for such Plan year for each non-key employee who is to receive a minimum top-heavy benefit hereunder is not less than four percent of such non-key employee's compensation, (iii) the minimum annual retirement benefit accrued by a non-key employee who participates under one or more defined benefit plans of an Employer or a related corporation is not less than the lesser of three percent times years of service with an Employer or a related corporation or thirty percent, and (iv) a non-key employee who participates under both a defined benefit plan and a defined contribution plan of an Employer receives an allocation of Employer contributions and forfeitures equal to at least seven and one-half percent of his Compensation.

19.6     COMPENSATION TAKEN INTO ACCOUNT.

         The annual compensation of any Participant to be taken into account under the Plan during any Plan year in which the Plan is determined to be a top-heavy plan shall not exceed $150,000 for Plan years beginning on or after January 1, 1994, subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code.

                                   ARTICLE XX

                                      LOANS

20.1     APPLICATION FOR LOAN.

         A Participant may make application to the Company for a loan from his separate account under the Investment Funds, in accordance with procedures established by the Company; provided, however, that no loan in excess of 50% of the Participant's vested interest under the Plan shall be made hereunder; and, provided further, that the amount of any loan must be at least $1,000. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees and shall be subject to the following additional conditions:

         (a) At the time the loan is made, the Participant shall agree to repay the loan by payroll withholding; provided, however, that in the event a Participant terminates employment with the Employer prior to the repayment of any loan hereunder, such Former Participant may continue to repay the amount of his loan in monthly payments forwarded to the Trustee. Any loan may be repaid in full, without penalty, at any time after the loan has been in existence for at least three months.

         (b) A loan shall not be granted hereunder unless the Participant consents to the charging of his separate account in accordance with the provisions of Section 20.5 for unpaid principal and interest in the event the loan is declared to be in default.

         (c) As collateral for a loan granted hereunder, the Participant shall grant to the Plan a security interest in such Participant's separate account, which security interest shall not exceed 50% of such Participant's vested interest under the Plan, determined as of the date as of which the loan is made.

         (d) A Participant shall not have more than two loans outstanding at any time from the Plan and all other plans of the Employer and any related corporation.

         (e) Loans shall be made to Participants in accordance with written procedures established by the Company, which written procedures are hereby incorporated into and made a part of the Plan.

20.2     REDUCTION OF ACCOUNT UPON DISTRIBUTION.

         Notwithstanding any other provision of the Plan to the contrary, the amount of a Participant's separate account that is distributable to the Participant or his Beneficiary under the Plan shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If a distribution is made because of the death of a Participant prior to the commencement of a distribution of his separate account, and less than 100% of the Participant's vested interest in his separate account (determined without regard to the preceding sentence) is payable to such Participant's surviving spouse, then the balance of the Participant's vested interest in his separate account shall be adjusted by reducing such Participant's vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the Participant's separate account that is payable to such Participant's surviving spouse.

20.3     REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION.

         Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article XX.

         (a) The interest rate on any loan made to a Participant hereunder shall be the "prime rate" (as hereinafter defined) charged by the Trustee and in effect on the date the Participant's loan request is made, plus one percent. For purposes of determining the rate to be used in calculating the interest charged on loans made hereunder, the "prime rate" shall be the prime rate set by the Trustee from time to time as reported by it and as in effect on the first business day of each month. If the Trustee does not set a prime rate, the interest rate on any loan made to a Participant hereunder shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

         (b) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan and all other plans maintained by the Employer or a related corporation) shall not exceed the lesser of:

                  (i) $50,000, reduced by the highest outstanding balance of any other loan to the Participant from the Plan and all other plans maintained by the Employer or a related corporation during the preceding 12-month period; or

                  (ii) 50% of the vested portion of the Participant's separate account under the Plan and his vested interest under all other plans maintained by the Employer or a related corporation.

         (c) The repayment term of any loan granted to a Participant hereunder shall be 12, 24, 36, 48 or 54 months, as specified by the Participant.

         (d) Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments being made not less frequently than quarterly.

20.4     ADMINISTRATION OF LOAN INVESTMENT FUNDS.

         Upon approval of a loan to a Participant hereunder, the Company shall direct the Trustee to establish a Loan Investment Fund in the name of such Participant, and to transfer to such Loan Investment Fund such portion of the Participant's separate account invested in the Investment Funds, other than amounts in either the Self-Directed Account or the Participant's Matching Employer Contributions Sub-Accounts, as shall equal the amount of the Participant's loan; provided, however, that the portion of the Participant's investment in the Investment Funds that is to be debited for any loan to be made to the Participant hereunder shall be in the same proportion as the Participant's current balance in those Investment Funds. Any loan approved by the Company shall be made to the Participant out of the Participant's Loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article XX shall be deposited in his Loan Investment Fund and shall be transferred, upon receipt, to the Investment Funds in accordance with the Participant's most recent investment directions on the date of payment of the Loan Investment Fund. The balance of the Participant's loan shall be decreased by the amount of principal payments, and the Loan Investment Fund shall be terminated when the loan has been repaid in full.

20.5     DEFAULT.

         If a Participant fails to make, or fails to cause to be made, any payment required under the terms of the loan within 60 days following the date on which such payment shall become due, the Company may direct the Trustee to declare the loan to be in default, in accordance with the provisions of the Plan's written loan procedure, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the separate account of the borrower with the amount of such balance and interest as of the earliest date, including the borrower's Severance Date, if applicable, upon which a distribution may be made from the Plan to the borrower without adversely affecting either the tax qualification of the Plan or the qualified status of the cash or deferred arrangement maintained under the Plan.

20.6 CHANGES IN EMPLOYMENT STATUS AND TRANSFERS OF EMPLOYMENT BEFORE LOAN IS REPAID IN FULL.

         Subject to the provisions of Section 3.4, in the event a Participant:

         (a)      ceases to be an Employee but continues in the employment of
                  (i) an Employer in some other capacity or (ii) a related corporation, and

         (b) becomes a participant in The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees,

         his separate account under the Plan and his Loan Investment Fund, if any, shall be transferred to the savings plan in which he becomes a participant. Any transfer of his separate account and Loan Investment Fund made in accordance with the provisions of this Section 20.6 shall be made as soon as administratively practicable after the Participant's change in employment status or transfer of employment, subject to compliance with Section 414(l) of the Code and the regulations thereunder.

                                  ARTICLE XXI

                         ELIGIBLE ROLLOVER DISTRIBUTIONS

21.1     DIRECT ROLLOVER.

         This Article XXI applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article XXI, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

21.2     DEFINITIONS.

         (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship withdrawal of Tax-Deferred Contributions after December 31, 1998; and the portion, excluding After-Tax Contributions, of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, an annuity contract described in
                  Section 403(b) of the Code, an eligible plan under Section 457 of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

         (c) Distributee: A distributee includes an Employee or Former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE XXII

                          MINIMUM EMPLOYER CONTRIBUTION

22.1     CONTRIBUTION OF THE MINIMUM EMPLOYER CONTRIBUTION.

         For each Plan year that the Board of Directors of The Goodyear Tire & Rubber Company authorizes, an Employer shall make a minimum aggregate contribution to the Plan in cash, at least equal to a specified dollar amount (the "Minimum Employer Contribution"). The Minimum Employer Contribution shall be set by the appropriate resolution of the Board of Directors of The Goodyear Tire & Rubber Company, or as delegated by the Board through an appropriate resolution on or before the last day of the Employer's taxable year that ends with or within such Plan Year.

         The Employer shall satisfy the Minimum Employer Contribution by "employer contributions" made at any time during the Plan year. The Minimum Employer Contribution shall be deemed to be satisfied for the Plan year as soon as the total of "employer contributions" for the Plan year equals the amount of the Minimum Employer Contribution. For purposes of this Section 22.1, "employer contributions" means any employer contributions under Section 404 of the Code, including, but not limited to, Tax-Deferred Contributions and Matching Employer Contributions.

         In accordance with the provisions of Section 18.10, but without regard to any exception provided in that Section or Section 18.12, the Minimum Employer Contribution, shall not revert to, or otherwise inure to the benefit of an Employer or any related corporation.

22.2     ALLOCATION OF MINIMUM EMPLOYER CONTRIBUTION.

         The Minimum Employer Contribution for the Plan year shall be allocated as follows:

         (a) First, the Minimum Employer Contribution for the Plan year shall be allocated during the Plan year to each Employee who is Participant on the first day of the Plan year to the extent that Tax-Deferred Contributions pursuant to Section 4.2 and Matching Employer Contributions pursuant to Section 6.3. These allocations shall be made to each such Participant's Tax-Deferred Contributions and Matching Employer Contributions sub-account, respectively.

         (b) Second, the balance of the Minimum Employer Contribution, if any, remaining after the allocation in Section 22.2(a) shall be allocated to each Non-Highly Compensated Employee who is a Participant on the first day of the Plan year and an Employee on the last day of the Plan year, in the same ratio that such Participant's Tax-Deferred Contributions during the Plan year bears to the Tax-Deferred Contributions of all such Participants during the Plan year. This allocation shall be made to each such Participant's Matching Employer Contributions sub-account.

         (c) Third, notwithstanding Article IX, if the total contributions allocated to a Participant's sub-accounts exceed the Participant's maximum annual addition limit for any calendar year as a result of the Minimum Employer Contribution, then such excess shall be held in a suspense account as provided under Section 415 of the Code. Such amounts shall be applied to reduce Employer contributions in the next, and succeeding, calendar years.

         Each installment of the Minimum Employer Contribution shall be held in a separate contribution suspense account unless, or until, allocated on or before the end of the Plan year in accordance with this Section
         22.2. Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the Trust Fund as a whole, but shall be invested separately, as directed by the Employer, and all gains, losses, income and deductions attributable to such investment shall be allocated in proportion to Section 22.2(a) and (b) respectively.

         Notwithstanding any other provision of the Plan to the contrary, any allocation of Tax-Deferred Contributions to a Participant's account shall be made under either Section 4.2 or this Section 22.2, but not both Sections, and any allocation of Matching Employer Contributions shall be made under either Section 6.3 or this Section 22.2, as appropriate, but not both Sections.

                                 ARTICLE XXIII

               MERGER OF CELERON CORPORATION EMPLOYEE SAVINGS PLAN

23.1     MERGER OF PLANS.

         Effective as of the close of business on December 31, 1999, the Celeron Corporation Employee Savings Plan (the "Celeron Plan"), maintained under a plan document amended and restated effective January 1, 1997, is hereby merged into and made a part of the Plan, and the trust maintained in connection with the Celeron Plan is hereby merged into and made a part of the Trust. Each person who was a participant or former participant in the Celeron Plan on December 31, 1999, shall become a Participant or Former Participant in the Plan on January 1, 2000, and on and after January 1, 2000, the provisions of this Article XXIII and the Plan shall govern with respect to the interests of the participants and former participants in the Celeron Plan.

23.2     ESTABLISHMENT OF SEPARATE ACCOUNTS AND SUB-ACCOUNTS.

         As soon as possible after January 1, 2000, and after the assets of the trust maintained in connection with the Celeron Plan have been received by the Trustee, separate accounts and sub-accounts shall be established in the name of each person who had a separate account under the Celeron Plan on December 31, 1999. There shall be credited to each separate account an amount equal to such person's prior separate account balance under the Celeron Plan as of December 31, 1999, and to each sub-account an amount equal to such person's prior separate sub-account balance of the corresponding type under the Celeron Plan as of December 31, 1999.

                                  ARTICLE XXIV

                MERGER OF BRAD RAGAN, INC. EMPLOYEE SAVINGS PLAN

24.1     MERGER OF PLANS.

         Effective as of the close of business on November 30, 2001, the Brad Ragan, Inc. Employee Savings Plan (the "Brad Ragan Plan"), maintained under a plan document amended and restated effective January 1, 1997, is hereby merged into and made a part of the Plan, and the trust maintained in connection with the Plan is hereby merged into and made a part of the Trust. Each person who was a participant or former participant in the Brad Ragan Plan on November 30, 2001, shall become a Participant or Former Participant in the Plan on December 1, 2001, and on and after December 1, 2001, the provisions of this Article XXIV and the Plan shall govern with respect to the interests of the participants and former participants in the Brad Ragan Plan.

24.2     ESTABLISHMENT OF SEPARATE ACCOUNTS AND SUB-ACCOUNTS.

         As soon as possible after December 1, 2001, and after the assets of the trust maintained in connection with the Brad Ragan Plan have been received by the Trustee, separate accounts and sub-accounts shall be established in the name of each person who had a separate account under the Brad Ragan Plan on November 30, 2001. There shall be credited to each separate account an amount equal to such person's prior separate account balance under the Brad Ragan Plan as of November 30, 2001, and to each sub-account an amount equal to such person's prior separate sub-account balance of the corresponding type under the Brad Ragan Plan as of November 30, 2001.

                                  ARTICLE XXV

                  MERGER OF THE GOODYEAR TIRE & RUBBER COMPANY
                   EMPLOYEE SAVINGS PLAN FOR HOURLY EMPLOYEES

25.1     MERGER OF PLANS.

         Effective as of the close of business on December 31, 2001, The Goodyear Tire & Rubber Company Employee Savings Plan for Hourly Employees (the "Hourly Plan"), maintained under a plan document amended and restated effective January 1, 2001, is hereby merged into and made a part of the Plan, and the trust maintained in connection with the Hourly Plan is hereby merged into and made a part of the Trust. Each person who was a participant or former participant in the Hourly Plan on December 31, 2001, shall become a Participant or Former Participant in the Plan on January 1, 2002, and on and after January 1, 2002, the provisions of this Article XXV and the Plan shall govern with respect to the interests of the participants and former participants in the Hourly Plan.

25.2     ESTABLISHMENT OF SEPARATE ACCOUNTS AND SUB-ACCOUNTS.

         As soon as possible after January 1, 2002, and after the assets of the trust maintained in connection with the Hourly Plan have been received by the Trustee, separate accounts and sub-accounts shall be established in the name of each person who had a separate account under the Hourly Plan on December 31, 2001. There shall be credited to each separate account an amount equal to such person's prior separate account balance under the Hourly Plan on December 31, 2001, and to each sub-account an amount equal to such person's prior separate sub-account balance of the corresponding type under the Hourly Plan as of December 31, 2001.

                                  ARTICLE XXVI

                  MERGER OF THE GOODYEAR TIRE & RUBBER COMPANY
             EMPLOYEE SAVINGS PLAN FOR SALARIED EXPATRIATE EMPLOYEES

26.1     MERGER OF PLANS.

         Effective as of the close of business on December 31, 2001, The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Expatriate Employees (the "Expatriate Plan"), maintained under a plan document amended and restated effective January 1, 2001, is hereby merged into and made a part of the Plan, and the trust maintained in connection with the Plan is hereby merged into and made a part of the Trust. Each person who was a participant or former participant in the Expatriate Plan on December 31, 2001, shall become a Participant or Former Participant in the Plan on January 1, 2002, and on and after January 1, 2002, the provisions of this Article XXV and the Plan shall govern with respect to the interests of the participants and former participants in the Expatriate Plan.

26.2     ESTABLISHMENT OF SEPARATE ACCOUNTS AND SUB-ACCOUNTS.

         As soon as possible after January 1, 2002, and after the assets of the trust maintained in connection with the Hourly Plan have been received by the Trustee, separate accounts and sub-accounts shall be established in the name of each person who had a separate account under the Expatriate Plan on December 31, 2001. There shall be credited to each separate account an amount equal to such person's prior separate account balance under the Expatriate Plan on December 31, 2001, and to each sub-account an amount equal to such person's prior separate sub-account balance of the corresponding type under the Expatriate Plan as of December 31, 2001.

                                      * * *

          EXECUTED at Akron, Ohio, this 20th day of December, 2001.

                                            THE GOODYEAR TIRE & RUBBER COMPANY



                                     By /s/ Donald D. Harper
                                        ---------------------------------------
                                        Vice President

         Attest:

         Bertram Bell
         -----------------------------
         Assistant Secretary

                                     ANNEX I

                       THE GOODYEAR TIRE & RUBBER COMPANY
                  EMPLOYEE SAVINGS PLAN FOR SALARIED EMPLOYEES

                        PROVISIONS APPLICABLE TO CERTAIN
                            FORMER JACKSON EMPLOYEES

         Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, each person who was in the employ of the compression and injection molded, thermoset, sheet molded compound and reinforced thermoplastic products for original equipment manufacturers of passenger cars, light trucks, and heavy duty trucks business conducted by the Company at its Jackson, Ohio, plant (the "Jackson Business") on June 30, 1997, and who became an employee of Cambridge Industries, Inc. ("Cambridge") or any subsidiary or affiliate of Cambridge on June 30, 1997, as a result of the sale of substantially all the assets of the Jackson Business to Cambridge (a "Former Jackson Employee") shall have his entire interest under the Plan fully vested as of June 30, 1997, and thereafter his interest shall be nonforfeitable.

                                    ANNEX II

                       THE GOODYEAR TIRE & RUBBER COMPANY
                  EMPLOYEE SAVINGS PLAN FOR SALARIED EMPLOYEES

                        PROVISIONS APPLICABLE TO CERTAIN
                            FORMER CALHOUN EMPLOYEES

         Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, each person who was in the employ of the business conducted by the Company at, through, or in support of the Calhoun
         Facility: (i) of developing, manufacturing, marketing, distributing, selling, and servicing carboxylated styrene butadiene latices and any other products (other than vinyl pyridine latices) which are currently or have been previously manufactured at, or are currently or have been under development for manufacture at the Calhoun Facility, and (ii) developing (to the extent pertaining exclusively to Calhoun Facility products or processes), manufacturing, marketing, distributing, selling, and servicing vinyl pyridine latices in North America and exporting vinyl pyridine latices from North America (the "Calhoun Business") on February 28, 1998, and who became an employee of Gencorp Inc. ("Gencorp") or any subsidiary or affiliate of Gencorp on February 28, 1998, as a result of the sale of certain assets of the Calhoun Business to Gencorp shall have his entire interest under the Plan fully vested as of February 28, 1998, and thereafter his interest shall be nonforfeitable.



                                      -70-